Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 14, 2011

by and among

COAST CRANE COMPANY
as US Borrower,

COAST CRANE LTD.
as Canadian Borrower,

CC ACQUISITION HOLDING CORP.,

as Guarantor

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

GENERAL ELECTRIC CAPITAL CORPORATION,
for itself, as a US Revolving Lender, Canadian Revolving Lender, Swingline Lender and as Agent for
all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

****************************************

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.1	Revolving Loan Commitments and Canadian Revolving Loan Commitments
Schedule 3.1(b)	Permits
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.8	Closing Date Sources and Uses; Funds Flow Memorandum
Schedule 3.9	Ownership of Property; Liens
Schedule 3.11(e)	Projections
Schedule 3.12	Environmental
Schedule 3.15	Labor Relations
Schedule 3.16	Intellectual Property
Schedule 3.18	Insurance
Schedule 3.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.20	Jurisdiction of Organization; Chief Executive Office
Schedule 3.21	Locations of Inventory, Equipment and Books and Records
Schedule 3.22	Deposit Accounts and Other Accounts
Schedule 3.23	Government Contracts
Schedule 3.25	Bonding; Licenses
Schedule 3.31	Titled Vehicles
Schedule 3.32	Equipment
Schedule 4.17	Post-Closing Matters
Schedule 5.1	Liens
Schedule 5.4	Investments
Schedule 5.5	Indebtedness
Schedule 5.6	Transactions with Affiliates
Schedule 5.9	Contingent Obligations
Schedule 5.22	Senior Management of Canadian Borrower

EXHIBITS

Exhibit 1.1(b)	Form of L/C Request
Exhibit 1.1(c)	Form of Swing Loan Request
Exhibit 1.6	Form of Notice of Conversion/Continuation of Revolving Loans
Exhibit 2.1	Closing Checklist
Exhibit 4.2(b)	Form of Compliance Certificate
Exhibit 11.1(a)	Form of Assignment
Exhibit 11.1(b)	Form of Borrowing Base Certificate
Exhibit 11.1(c)	Form of Notice of Borrowing
Exhibit 11.1(d)	Form of Canadian Revolving Note
Exhibit 11.1(e)	Form of US Revolving Note
Exhibit 11.1(f)	Form of Swingline Note

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified, supplemented and/or restated from time to time, this “Agreement”) is entered into as of November 14, 2011, by and among Coast Crane Company, a Delaware corporation (the “US Borrower”), Coast Crane Ltd., a British Columbia corporation (the “Canadian Borrower” and together with the US Borrower, each a “Borrower” and collectively, the “Borrowers”), CC Acquisition Holding Corp., a Delaware corporation (“Holdings”), the other Persons party hereto that are designated as a “Credit Party”, General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), as Agent for the several financial institutions from time to time party to this Agreement as Lenders and for itself as a Lender (including as Swingline Lender), and such Lenders.

WITNESSETH:

WHEREAS, the Credit Parties signatory thereto, the lenders signatory thereto (the “Existing Lenders”) and General Electric Capital Corporation, as agent for the Existing Lenders (the “Existing Agent”), are parties to that certain Credit Agreement, dated as of November 24, 2010 (as amended, modified, supplemented and/or restated from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders extended to US Borrower a revolving credit facility;

WHEREAS, pursuant to the Collateral Documents (as defined in the Existing Credit Agreement), (i) Holdings, which directly owns all of the Stock of the US Borrower, and the Domestic Subsidiaries of the US Borrower, have guarantied all of the Obligations (as defined in the Existing Credit Agreement), and (ii) the Credit Parties have granted to Agent, for the benefit of Agent and the Existing Lenders, a security interest in, and lien upon, substantially all of their personal and real property as security for the Obligations, including all of the Stock of the US Borrower and the Domestic Subsidiaries of the US Borrower and sixty-six percent (66%) of the Stock of the Foreign Subsidiaries of the US Borrower;

WHEREAS, the parties hereto desire to enter into this Agreement to, among other things, (i) amend and restate in its entirety the Existing Credit Agreement, without constituting a novation of the obligations, liabilities and indebtedness of the US Borrower or any other Credit Party thereunder or evidence a payment of all or any of such obligations, liabilities and indebtedness and (ii) continue to provide working capital financing, funds for other general corporate purposes and funds for other purposes permitted hereunder;

WHEREAS, Holdings, the US Borrower and the Domestic Subsidiaries of the US Borrower, each has agreed to continue to guaranty all of the Obligations and to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in, and Lien upon, all of its existing and after-acquired personal and real property, including all Stock of their respective Subsidiaries (provided that such security interest in the Stock of Canadian Borrower to the extent securing the US Obligations (but not the Canadian Obligations) shall be limited as provided in the Guaranty and Security Agreement); and

WHEREAS, the Canadian Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Canadian Revolving Lenders, a security interest in, hypothec in, and Lien upon, all of its existing and after-acquired personal and real property and real, movable and immovable property, including all Stock of the Subsidiaries of the Canadian Borrower; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the US Borrower, Canadian Borrower, the other Credit Parties, Lenders and Agent hereby amend and restate as of the Closing Date the Existing Credit Agreement in its entirety as follows:

ARTICLE I.
THE CREDITS

1.1          Amounts and Terms of Revolving Loan Commitment and Canadian Revolving Loan Commitment.

(a)           The US Revolving Credit.

(i)           Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each US Revolving Lender severally and not jointly agrees to make loans (the “US Revolving Credit Facility”) to the US Borrower (each such loan, a “US Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such US Revolving Lender’s name in Schedule 1.1 under the heading “Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such US Revolving Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of US Revolving Loans, the aggregate principal amount of all outstanding US Revolving Loans shall not exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(a) may be repaid and reborrowed from time to time.  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(y)           the US Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, less the sum of (A) the aggregate amount of Letter of Credit Obligations, plus (B) outstanding Swing Line Loans, or

(z)           the Aggregate Revolving Loan Commitment then in effect, less the sum of (A) those Reserves imposed by Agent in its Permitted Discretion, plus (B) the aggregate amount of Letter of Credit Obligations, plus (C)  outstanding Swing Loans, plus (D) outstanding Canadian Revolving Loans.

(ii)           Subject to subsection 1.10(c) and the last two sentences of subsection 1.8(c)(i), at any time the then outstanding principal balance of US Revolving Loans exceeds the Maximum Revolving Loan Balance, then the US Borrower shall immediately prepay outstanding Swing Loans, then prepay outstanding US Revolving Loans and then cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess in accordance herewith and in a manner satisfactory to the L/C Issuers.

(iii)           If the US Borrower requests that US Revolving Lenders make, or permit to remain outstanding US Revolving Loans in excess of the US Borrowing Base (any such excess US Revolving Loan is herein referred to as an “US Overadvance”), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such US Overadvance; provided, however, that Agent may not cause US Revolving Lenders to make, or permit to remain outstanding, (A) aggregate US Revolving Loans in excess of the Aggregate Revolving Loan Commitment less the sum of (x) outstanding Swing Loans plus (y) the aggregate amount of Letter of Credit Obligations plus (z) outstanding Canadian Revolving Loans or (B) an US Overadvance in an aggregate amount in excess of 10% of the Aggregate Revolving Loan Commitment.  If an US Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all US Revolving Lenders shall be bound to make, or permit to remain outstanding, such US Overadvance based upon their US Commitment Percentage of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 2.2 have been met.  Furthermore, Required Lenders may prospectively revoke Agent’s ability to make or permit US Overadvances by written notice to Agent.  All US Overadvances shall constitute Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin for US Revolving Loans and the default rate under subsection 1.3(c).

(b)           Letters of Credit.

(i)           Conditions.  On the terms and subject to the conditions contained herein, the US Borrower may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of the US Borrower, Letters of Credit (denominated in US Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Final Availability Date and (y) seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that no L/C Issuer shall Issue any Letter of Credit upon the occurrence of any of the following or, if after giving effect to such Issuance:

(A)           (i) Availability would be less than zero or (ii) the Letter of Credit Obligations for all Letters of Credit would exceed $2,000,000 (the “L/C Sublimit”);

(B)           the expiration date of such Letter of Credit (i) is not a Business Day, (ii) is more than one year after the date of Issuance thereof or (iii) is later than seven (7) days prior to the date specified in clause (a) of the definition of Revolving Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional periods not exceeding one year as long as (x) each of the US Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such period and (y) neither such L/C Issuer nor the US Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (iii) above; or

(C)           (i) any fee due in connection with, and on or prior to, such Issuance has not been paid, (ii) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (iii) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the US Borrower, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

Furthermore, (i) nothing herein shall be construed as a commitment on the part of GE Capital or any other L/C Issuer to Issue Letters of Credit, or to Issue Letters of Credit in any specific form or to any specified beneficiary and (ii) GE Capital as an L/C Issuer may elect only to Issue Letters of Credit in its own name and may only Issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.  For each Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letters of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Lenders that any condition precedent contained in Section 2.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

Notwithstanding anything else to the contrary herein, if any US Revolving Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (w) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Sections 9.9 or 9.22, (x) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (y) the Revolving Loan Commitments of the other US Revolving Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all US Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (z) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other US Revolving Lenders in a manner consistent with subsection 1.11(e)(ii).

(ii)           Notice of Issuance.  The US Borrower shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. (New York time) on the third Business Day prior to the date of such requested Issuance.  Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.1(b) duly completed or in any other written form acceptable to such L/C Issuer (an “L/C Request”).

(iii)           Reporting Obligations of L/C Issuers.  Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates:  (A) (i) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (ii) immediately after any drawing under any such Letter of Credit or (iii) immediately after any payment (or failure to pay when due) by the US Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each US Revolving Lender reasonably promptly after receipt thereof; (B) upon the request of Agent (or any US Revolving Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (C) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(iv)           Acquisition of Participations.  Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the Letter of Credit Obligations, each US Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its US Commitment Percentage of such Letter of Credit Obligations.

(v)           Reimbursement Obligations of the US Borrower.  The US Borrower agrees to pay to the L/C Issuer of any Letter of Credit, or to Agent for the benefit of such L/C Issuer, each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the US Borrower receives notice from such L/C Issuer or from Agent that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (A) below.  In the event that any L/C Reimbursement Obligation is not repaid by the US Borrower as provided in this clause (v) (or any such payment by the US Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify Agent of such failure (and, upon receipt of such notice, Agent shall notify each US Revolving Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable by the US Borrower on demand with interest thereon computed (A) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to US Revolving Loans that are Base Rate Loans and (B) thereafter until payment in full, at the interest rate specified in subsection 1.3(c) to past due US Revolving Loans that are Base Rate Loans (regardless of whether or not an election is made under such subsection).

(vi)          Reimbursement Obligations of the US Revolving Lenders.

(1)           Upon receipt of the notice described in clause (v) above from Agent, each US Revolving Lender shall pay to Agent for the account of such L/C Issuer its US Commitment Percentage of such Letter of Credit Obligations (as such amount may be increased pursuant to subsection 1.11(e)(ii)).

(2)           By making any payment described in clause (1) above (other than during the continuation of an Event of Default under subsection 7.1(f) or 7.1(g)), such US Revolving Lender shall be deemed to have made a US Revolving Loan to the US Borrower, which, upon receipt thereof by the Agent for the benefit of such L/C Issuer, the US Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation.  Any such payment that is not deemed a US Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations.  Such participation shall not otherwise be required to be funded.  Following receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (vi) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay to the Agent, for the benefit of such US Revolving Lender, all amounts received by such L/C Issuer (or to the extent such amounts shall have been received by the Agent for the benefit of such L/C Issuer, the Agent shall promptly pay to such US Revolving Lender all amounts received by the Agent for the benefit of such L/C Issuer) with respect to such portion.

(vii)           Obligations Absolute.  The obligations of the US Borrower and the US Revolving Lenders pursuant to clauses (iv), (v) and (vi) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (A) (i) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (ii) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (iii) any loss or delay, including in the transmission of any document, (B) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (C) in the case of the obligations of any US Revolving Lender, (i) the failure of any condition precedent set forth in Section 2.2 to be satisfied (each of which conditions precedent the US Revolving Lenders hereby irrevocably waive) or (ii) any adverse change in the condition (financial or otherwise) of any Credit Party and (D) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of any obligation of the US Borrower or any US Revolving Lender hereunder.  No provision hereof shall be deemed to waive or limit the US Borrower’s right to seek repayment of any payment of any L/C Reimbursement Obligations from the L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.

(c)           Swing Loans.

(i)           Availability.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, the Swingline Lender may, in its sole discretion, make loans (each a “Swing Loan”) available to the US Borrower as a subfacility under the Revolving Loan Commitments from time to time on any Business Day during the period from the Closing Date through the Final Availability Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate principal amount of all US Revolving Loans would exceed the Maximum Revolving Loan Balance and (y) during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 2.2 are not satisfied and ending when such conditions are satisfied or duly waived.  In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 2.2 have been satisfied or waived.  Each Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date.  Within the limits set forth in the first sentence of this clause (i), amounts of Swing Loans repaid may be reborrowed under this clause (i).

(ii)           Borrowing Procedures.  In order to request a Swing Loan, the US Borrower shall give to Agent a notice to be received not later than 2:00 p.m. (New York time) on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.1(c) or in a writing in any other form acceptable to Agent duly completed (a “Swingline Request”).  In addition, if any Notice of Borrowing of US Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to the US Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.  Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan.  Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the US Borrower by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to the US Borrower on the date set forth in the relevant Swingline Request or Notice of Borrowing.

(iii)          Refinancing Swing Loans.

(1)           The Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each US Revolving Lender) that each US Revolving Lender pay to Agent, for the account of the Swingline Lender, such US Revolving Lender’s US Commitment Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to subsection 1.11(e)(ii)).

(2)           Each US Revolving Lender shall pay the amount owing by it to Agent for the account of the Swingline Lender on the Business Day following receipt of the notice or demand therefor.  Payments received by Agent after 1:00 p.m. (New York time) may, in the Agent’s discretion, be deemed to be received on the next Business Day.  Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under subsection 7.1(f) or 7.1(g)), such US Revolving Lender shall be deemed to have made a US Revolving Loan to the US Borrower, which, upon receipt of such payment by the Swingline Lender from Agent, the US Borrower shall be deemed to have used in whole to refinance such Swing Loan.  In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under subsection 7.1(f) or 7.1(g), each US Revolving Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such US Revolving Lender’s US Commitment Percentage of such Swing Loan.  If any payment made by any US Revolving Lender as a result of any such demand is not deemed a US Revolving Loan, such payment shall be deemed a funding by such US Revolving Lender of such participation.  Such participation shall not be otherwise required to be funded.  Upon receipt by the Swingline Lender of any payment from any US Revolving Lender pursuant to this clause (iii) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such US Revolving Lender all payments of principal (to the extent received after such payment by such US Revolving Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by the Swingline Lender with respect to such portion.

(iv)           Obligation to Fund Absolute.  Each US Revolving Lender’s obligations pursuant to clause (iii) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such US Revolving Lender, any Affiliate thereof or any other Person may have against the Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (B) the failure of any condition precedent set forth in Section 2.2 to be satisfied or the failure of the US Borrower to deliver a Notice of Borrowing (each of which requirements the US Revolving Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Credit Party.

(d)          The Canadian Revolving Credit Facility.

(i)           Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Canadian Revolving Lender severally and not jointly agrees to make loans to the Canadian Borrower (each such loan, a “Canadian Revolving Loan”) as a subfacility under the Revolving Loan Commitments (the “Canadian Revolving Credit Facility”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed the amount set forth opposite such Canadian Revolving Lender’s name in Schedule 1.1 under the heading “Canadian Revolving Loan Commitments” (such amount as the same may be reduced or increased from time to time in accordance with this Agreement, being referred to herein as such Canadian Revolving Lender’s “Canadian Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Canadian Revolving Loans, (x) the aggregate principal amount of all outstanding Canadian Revolving Loans shall not exceed the lesser of (1) the Canadian Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) or (2) the Canadian Revolving Loan Commitment then in effect less those Reserves imposed by Agent in its Permitted Discretion and (y) the aggregate principal amount of all outstanding US Revolving Loans shall not exceed the Aggregate Revolving Loan Commitment then in effect less the sum of (i) those Reserves imposed by Agent in its Permitted Discretion, plus (ii) the aggregate amount of Letter of Credit Obligations plus (iii) outstanding Swing Loans plus (iv) outstanding Canadian Revolving Loans.  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(a) may be repaid and reborrowed from time to time.

(ii)           Subject to subsection 1.10(d) and the last two sentences of subsection 1.8(c)(ii), at any time the then outstanding principal balance of Canadian Revolving Loans exceeds the lesser of (x) the Canadian Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) or (y) the Canadian Revolving Loan Commitment then in effect less those Reserves imposed by Agent in its Permitted Discretion, then the Canadian Borrower shall immediately prepay outstanding Canadian Revolving Loans in an amount sufficient to eliminate such excess in accordance herewith.

(iii)           If the Canadian Borrower requests that Canadian Revolving Lenders make, or permit to remain outstanding Canadian Revolving Loans in excess of the Canadian Borrowing Base (any such excess Canadian Revolving Loan is herein referred to as an “Canadian Overadvance”), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Canadian Overadvance; provided, however, that Agent may not cause Canadian Revolving Lenders to make, or permit to remain outstanding, (A) aggregate Canadian Revolving Loans in excess of the Aggregate Canadian Revolving Loan Commitment or (B) a Canadian Overadvance in an aggregate amount in excess of 10% of the Aggregate Canadian Revolving Loan Commitment.  If a Canadian Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Canadian Revolving Lenders shall be bound to make, or permit to remain outstanding, such Canadian Overadvance based upon their Canadian Commitment Percentage of the Aggregate Canadian Revolving Loan Commitment in accordance with the terms of this Agreement, regardless of whether the conditions to lending set forth in Section 2.2 have been met.  Furthermore, Required Lenders may prospectively revoke Agent’s ability to make or permit Canadian Overadvances by written notice to Agent.  All Canadian Overadvances shall constitute Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin for Canadian Revolving Loans and the default rate under subsection 1.3(c).

(e)           Hedging Agreements-PNC.  In furtherance of Section 2.3(e) of the Purchase Agreement the US Borrower, pursuant to the Existing Credit Agreement, has assumed and agreed to pay and perform all debts, liabilities and obligations of Old Coast Crane under the Hedging Agreements PNC (as defined in the Purchase Agreement) that arise and become due and payable after the Closing Date (as defined in the Purchase Agreement).  The US Borrower hereby authorizes Agent and each Lender to make US Revolving Loans (which shall be Base Rate Loans and which may be Swing Loans) to pay any regularly scheduled payments when due (without acceleration or termination) pursuant to the Hedging Agreements-PNC (“PNC Swap Payments”) upon notice from PNC to Agent and the US Borrower.  If PNC shall at any time and from time to time notify Agent that the US Borrower has failed to pay any PNC Swap Payment (which notice shall set forth the unpaid amounts and due dates thereof and the amount requested to be paid), Lenders shall, upon notice from Agent (which notice Agent shall promptly give upon receipt of such notice from PNC) promptly make a US Revolving Loan (which shall be a Base Rate Loan and which may be funded by a Swing Loan) to pay such PNC Swap Payment and the US Borrower hereby authorizes Agent and Lenders pay the proceeds of such US Revolving Loan or Swing Loan directly to PNC; provided that none of Agent or any Lender shall have any obligation to make any such US Revolving Loan or Swing Loan unless the conditions to lending set forth in Section 2.2 have been met.  Nothing set forth in this subsection 1.1(e) shall limit or modify or be deemed to limit or modify the provisions of subsection 1.10(c) or subsection 1.1(c).

(f)           Loans Under Existing Credit Agreement.  The Credit Parties acknowledge and agree that as of the Closing Date (i) the outstanding principal amount of the Revolving Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement equals $60,854,971.99 and that such Revolving Loans are continued as US Revolving Loans hereunder and (ii) all Letters of Credit (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement are continued as Letters of Credit hereunder.  All Revolving Loan Commitments (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall hereinafter be continued as Revolving Loan Commitments hereunder.  Notwithstanding anything set forth herein to the contrary, in order to effect the continuation of the Revolving Loans and Letters of Credit contemplated by the preceding sentence, the amount, if any, to be funded on the Closing Date by each US Revolving Lender hereunder in respect of its Revolving Loan Commitment shall be reduced by the principal amount of such US Revolving Lender’s respective Revolving Loans under the Existing Credit Agreement outstanding on the Closing Date.

1.2          Evidence of Loans; Notes.

(a)           The US Revolving Loans made by each US Revolving Lender are evidenced by this Agreement and, if requested by such US Revolving Lender, a US Revolving Note payable to such US Revolving Lender in an amount equal to such US Revolving Lender’s Revolving Loan Commitment.

(b)           The Canadian Revolving Loans made by each Canadian Revolving Lender are evidenced by this Agreement and, if requested by such Canadian Revolving Lender, a Canadian Revolving Note payable to such Canadian Revolving Lender in an amount equal to such Canadian Revolving Lender’s Canadian Revolving Loan Commitment.

(c)           Swing Loans made by the Swingline Lender are evidenced by this Agreement and, if requested by such Lender, a Swingline Note in an amount equal to the Swingline Commitment.

1.3          Interest.

(a)           Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to (x) in the case of US Revolving Loans and Canadian Revolving Loans, the LIBOR Rate or the Base Rate, as the case may be or (y) in the case of Swing Loans, the Base Rate, plus the Applicable Margin.  Each determination of an interest rate by Agent shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  All computations of interest payable under this Agreement shall be made on the basis of a (i) 360-day year and actual days elapsed for LIBOR Rate Loans and Letters of Credit and (ii) 365/366-day year and actual days elapsed for Base Rate Loans.  All computations of fees payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)           Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the Revolving Termination Date.

(c)           At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be).  All such interest shall be payable on demand of Agent or the Required Lenders.

(d)           Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the applicable Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, such Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

(e)           For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

1.4          Loan Accounts.

(a)           Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding.  Agent shall deliver to the Borrowers on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month.  Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

(b)           Agent, acting as a non-fiduciary agent of the Borrowers solely for tax purposes and solely with respect to the actions described in this subsection 1.4(b), shall establish and maintain at its address referred to in Section 9.2 (or at such other address as Agent may notify the Borrowers) (A) a record of ownership (the “Register”) in which Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the US Revolving Loans, Canadian Revolving Loans, Swing Loans, L/C Reimbursement Obligations, and Letter of Credit Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit, Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Sections 9.9 and 9.22), (2) the Revolving Loan Commitments of each US Revolving Lender, (3) the Canadian Revolving Loan Commitments of each Canadian Revolving Lender, (4) the amount of each Loan and each funding of any participation described in clause (A) above, and for LIBOR Rate Loans, the Interest Period applicable thereto, (5) the amount of any principal or interest due and payable or paid, (6) the amount of the L/C Reimbursement Obligations due and payable or paid in respect of Letters of Credit and (7) any other payment received by Agent from the Borrowers and its application to the Obligations.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of US Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Section 1.4 and Section 9.9 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)           The Credit Parties, Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement.  Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrowers, Agent, such Lender or such L/C Issuer during normal business hours and from time to time upon at least one Business Day’s prior notice.  No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by Agent.

1.5          Procedure for Revolving Credit Borrowing.

(a)           Each Borrowing of a US Revolving Loan shall be made upon the US Borrower’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 2:00 p.m. (New York time) (i) on the date which is one (1) Business Day prior to the requested Borrowing date in the case of each Base Rate Loan equal to or less than $50,000,000, (ii) on the date which is three (3) Business Days prior to the requested Borrowing date in the case of each Base Rate Loan in excess of $50,000,000 and (iii) on the date which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan.  Such Notice of Borrowing shall specify:

(i)           the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii)          the requested Borrowing date, which shall be a Business Day;

(iii)         whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv)         if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans.

(b)           Each Borrowing of a Canadian Revolving Loan shall be made upon the Canadian Borrower’s irrevocable (subject to Section 10.5) written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form acceptable to Agent, which notice must be received by Agent prior to 2:00 p.m. (New York time) (i) on the date which is one (1) Business Day prior to the requested Borrowing date in the case of each Base Rate Loan and (iii) on the date which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan.  Such Notice of Borrowing shall specify:

(i)           the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000);

(ii)          the requested Borrowing date, which shall be a Business Day;

(iii)         whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv)         if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Canadian Revolving Loans.

(c)           Upon receipt of a Notice of Borrowing, Agent will promptly notify the relevant Revolving Lenders of such Notice of Borrowing and of the amount of such Revolving Lender’s US Commitment Percentage of the Borrowing or Canadian Commitment Percentage of the Borrowing, as the case may be.

(d)           Unless Agent is otherwise directed in writing by the relevant Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to such Borrower by Agent by wire transfer of such amount to such Borrower pursuant to the wire transfer instructions specified on the signature page hereto.

1.6          Conversion and Continuation Elections.

(a)           The Borrowers shall have the option to (i) request that any Revolving Loan be made as a LIBOR Rate Loan, (ii) convert at any time all or any part of outstanding Revolving Loans (other than Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (iii) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Section 10.4, if such conversion is made prior to the expiration of the Interest Period applicable thereto and (iv) continue all or any portion of any Revolving Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period.  Any Revolving Loan or group of Revolving Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of (x) with respect to US Revolving Loans, $2,000,000 and (y) with respect to Canadian Revolving Loans $500,000.  Any such election must be made by the relevant Borrower by 2:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (2) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (3) the date on which the relevant Borrower wishes to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by such Borrower in such election.  If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. (New York time) on the third Business Day prior to the end of the Interest Period with respect thereto, that LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period.  The relevant Borrower must make such election by notice to Agent in writing, including by Electronic Transmission.  In the case of any conversion or continuation of Revolving Loans, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation of Revolving Loans”) substantially in the form of Exhibit 1.6 or in a writing in any other form acceptable to Agent.  No Revolving Loan shall be made, converted into or continued as a LIBOR Rate Loan if the conditions to Revolving Loans and Letters of Credit in Section 2.2 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Revolving Loan as a LIBOR Rate Loan as a result thereof.

(b)           Upon receipt of a Notice of Conversion/Continuation of Revolving Loans Agent will promptly notify each relevant Revolving Lender thereof.  In addition, Agent will, with reasonable promptness, notify the Borrowers and the Revolving Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against Agent.  All conversions and continuations of US Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the US Revolving Loans held by each US Revolving Lender with respect to which the notice was given.  All conversions and continuations of Canadian Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Canadian Revolving Loans held by each Canadian Revolving Lender with respect to which the notice was given.

(c)           Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing of Revolving Loans, or to any continuation or conversion of any Revolving Loans, there shall not be more than (i) with respect to US Revolving Loans, seven (7) different Interest Periods in effect and (ii) with respect to Canadian Revolving Loans, seven (7) different Interest Periods in effect.

1.7          Reductions in Revolving Loan Commitments and Canadian Revolving Loan Commitments.  US Borrower may at any time upon at least two (2) Business Days’(or such shorter period as is acceptable to Agent) prior notice by US Borrower to Agent permanently reduce (but not terminate) the Aggregate Revolving Loan Commitment; provided, that (a) such prepayments or reductions shall be in an amount greater than or equal to $1,000,000, (b) the Revolving Loan Commitment shall not be reduced to an amount less than the greater of (i) $50,000,000 and (ii) the sum of the aggregate outstanding principal balance of US Revolving Loans, Canadian Revolving Loans, Swing Loans plus Letter of Credit Obligations outstanding and (c) any reduction in the Revolving Loan Commitment shall cause a corresponding pro rata reduction in the Swingline Commitment.  In addition, Borrowers may at any time on at least five (5) days’ prior written notice by Borrowers to Agent terminate the Aggregate Revolving Loan Commitment; provided, that upon such termination, all Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance herewith.  Optional reductions or terminations of the Revolving Loan Commitment shall be without premium or penalty except as provided in Section 10.4.  All reductions of the Aggregate Revolving Loan Commitment shall be allocated pro rata among all US Revolving Lenders with a Revolving Loan Commitment.  A permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit.

1.8          Mandatory Prepayments of Loans.

(a)           Revolving Loan.  The Borrowers shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the US Revolving Loans, Canadian Revolving Loans and Swing Loans outstanding on the Revolving Termination Date.

(b)           Asset Dispositions; Events of Loss.  If a Credit Party or any Subsidiary of a Credit Party shall at any time or from time to time:

(i)           make or agree to make a Disposition; or

(ii)          suffer an Event of Loss;

then (A) the Borrowers shall promptly notify Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Credit Party and/or such Subsidiary in respect thereof) and (B) promptly upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Borrowers shall deliver, or cause to be delivered, such excess Net Proceeds to Agent for distribution to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.8(c)(i) hereof; provided that any such Net Proceeds received by any Canadian Credit Party shall be used by Canadian Borrower to repay the Canadian Revolving Loans in an amount equal to the amount of such Net Proceeds and such payments shall be applied in accordance with subsection 1.8(c)(ii).

(c)           Application of Prepayments.

(i)           Subject to subsection 1.10(c), any prepayments pursuant to subsection 1.8(b) (other than prepayments made by Canadian Credit Parties set forth therein), shall be applied first to prepay outstanding Swing Loans, and second to prepay outstanding US Revolving Loans without a permanent reduction of the Aggregate Revolving Loan Commitment.  To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any US Revolving Loans which are Base Rate Loans then outstanding and then to outstanding US Revolving Loans which are LIBOR Rate Loans with the shortest Interest Periods remaining.  Together with each prepayment under this Section 1.8, the US Borrower shall pay any amounts required pursuant to Section 10.4.

(ii)           Subject to subsection 1.10(d), any prepayments made by any Canadian Credit Party pursuant to subsection 1.8(b), shall be applied to prepay outstanding Canadian Revolving Loans without a permanent reduction of the Aggregate Canadian Revolving Loan Commitment.  To the extent permitted by the foregoing sentence, amounts prepaid shall be applied first to any Canadian Revolving Loans which are Base Rate Loans then outstanding and then to outstanding Canadian Revolving Loans which are LIBOR Rate Loans with the shortest Interest Periods remaining.  Together with each prepayment under this Section 1.8, the US Borrower shall pay any amounts required pursuant to Section 10.4.

(d)           No Implied Consent.  Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

1.9          Fees.

(a)           Fees.  The US Borrower shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between the US Borrower and Agent dated as of the date of the Existing Credit Agreement (as amended from time to time, the “Fee Letter”).

(b)           Unused Commitment Fee.  The US Borrower shall pay to Agent a fee (the “Unused Commitment Fee”) for the account of each US Revolving Lender in an amount equal to:

(i)           the average daily amount of the Revolving Loan Commitment of such US Revolving Lender during the preceding calendar month, less

(ii)           the sum of (x) the average daily balance of all US Revolving Loans and Canadian Revolving Loans held by such US Revolving Lender or any Canadian Revolving Lender which is also a US Revolving Lender or an Affiliate of such US Revolving Lender plus (y) the average daily amount of Letter of Credit Obligations held by such US Revolving Lender, plus (z) in the case of the Swingline Lender, the average daily balance of all outstanding Swing Loans held by such Swingline Lender, in each case, during the preceding calendar month; provided, in no event shall the amount computed pursuant to clauses (i) and (ii)  with respect to the Swingline Lender be less than zero,

(iii)         multiplied by one-half of one percent (0.50%) per annum.

The total Unused Commitment Fee paid by the US Borrower will be equal to the sum of all of the Unused Commitment Fees due to the US Revolving Lenders, subject to subsection 1.11(e)(vi).  Such fee shall be payable monthly in arrears on the first day of each calendar month following the date hereof. The Unused Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after the execution and delivery of this Agreement.

(c)           Letter of Credit Fee.  The US Borrower agrees to pay to Agent for the ratable benefit of the US Revolving Lenders, as compensation to such US Revolving Lenders for Letter of Credit Obligations incurred hereunder, (i) without duplication of costs and expenses otherwise payable to Agent or Lenders hereunder or fees otherwise paid by the US Borrower, all costs and expenses incurred by Agent or any US Revolving Lender on account of such Letter of Credit Obligations, and (ii) for each calendar month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of the average daily undrawn face amount of all Letters of Credit Issued, guarantied or supported by risk participation agreements multiplied by a per annum rate equal to the Applicable Margin with respect to US Revolving Loans which are LIBOR Rate Loans; provided, however, at Agent’s or Required Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), such rate shall be increased by two percent (2.00%) per annum.  Such fee shall be paid to Agent for the benefit of the US Revolving Lenders in arrears, on the first day of each calendar month and on the date on which all L/C Reimbursement Obligations have been discharged.  In addition, the US Borrower shall pay to Agent, any L/C Issuer or any prospective L/C Issuer, as appropriate, on demand, such L/C Issuer’s or prospective L/C Issuer’s customary fees at then prevailing rates, without duplication of fees otherwise payable hereunder (including all per annum fees), charges and expenses of such L/C Issuer or prospective L/C Issuer in respect of the application for, and the Issuance, negotiation, acceptance, amendment, transfer and payment of, each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

(d)           Closing Fees.  On the Closing Date, the US Borrower agrees to pay to Agent for the ratable benefit of the US Revolving Lenders a closing fee in an amount equal to $50,000.  If any Borrower or any other Person agrees to compensate, or compensates, Agent or any Lender (each, a “Compensated Lender”) for its participation on the Closing Date in the Revolving Loan Commitments and the Loans (other than any annual administration fee payable to the Agent, standard compensation with respect to the issuance of letters of credit or deposit account management, and the reimbursement of costs and expenses) such Borrower shall pay to all the Lenders not receiving such fee (the “Non Compensated Lenders”), a corresponding fee in an amount equal to the equivalent amount of such compensation (calculated on a ratable basis so that such compensation payable to such Non Compensated Lenders and such Compensated Lender is the same percentage of their respective Revolving Loan Commitment).

1.10        Payments by the Borrowers.

(a)           All payments (including prepayments) to be made by each Credit Party on account of the principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in US Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. (New York time) on the date due.  Any payment which is received by Agent later than 1:00 p.m. (New York time) may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Borrowers and each other Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and, subject to subsection 1.10(c) and (d), any proceeds of Collateral.  The US Borrower hereby authorizes Agent and each US Revolving Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay (i) interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after five (5) days’ prior notice to the US Borrower, other fees, costs or expenses payable by the US Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.  The Canadian Borrower hereby authorizes Agent and each Canadian Revolving Lender to make a Canadian Revolving Loan (which shall be a Base Rate Loan) to pay (i) interest and principal in each instance, on the date due, or (ii) after five (5) days’ prior notice to the Canadian Borrower, other fees, costs or expenses payable by the Canadian Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.

(b)           Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)           During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any US Obligation in accordance with clauses first through sixth below.  Notwithstanding any provision herein to the contrary, all payments made by US Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), any proceeds of Collateral securing the US Obligations (and, for the avoidance of doubt, excluding any Collateral which secures only the Canadian Obligations), shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the US Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of US Revolving Lenders payable or reimbursable by the US Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the US Obligations and fees owed to Agent, US Revolving Lenders and L/C Issuers;

fourth, to payment of principal of the US Obligations including, without limitation, L/C Reimbursement Obligations then due and payable and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable;

fifth, to payment of any other amounts owing constituting US Obligations (other than US Obligations under Secured Rate Contracts and Bank Products);

sixth, to payment of any US Obligations under any Secured Rate Contract and Bank Products;

seventh, to payment of Canadian Obligations in accordance with clauses first through fifth of subsection 1.10(d); and

eighth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third, fourth, fifth and sixth above.

(d)           During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Canadian Obligation in accordance with clauses first through fifth below.  Notwithstanding any provision herein to the contrary, all payments made by Canadian Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), and any proceeds of Collateral (excluding any Collateral securing the US Obligations (except as expressly set forth in paragraph seventh of subsection 1.10(c))), shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Canadian Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Canadian Revolving Lenders payable or reimbursable by the Canadian Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Canadian Obligations and fees owed to Agent and Canadian Revolving Lenders;

fourth, to payment of principal of the Canadian Obligations;

fifth, to payment of any other amounts owing constituting Canadian Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Canadian Revolving Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third, fourth and fifth above.

1.11        Payments by the Lenders to Agent; Settlement.

(a)           Agent may, on behalf of Lenders, disburse funds to the relevant Borrower for Loans requested.  Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its US Commitment Percentage or Canadian Commitment Percentage, as the case may be, of any Loan before Agent disburses same to the relevant Borrower.  If Agent elects to require that each relevant Lender make funds available to Agent prior to disbursement by Agent to the US Borrower or the Canadian Borrower, as the case may be, Agent shall advise such Lender by telephone or fax of the amount of such Lender’s US Commitment Percentage or Canadian Commitment Percentage, as the case may be, of the Loan requested by the relevant Borrower no later than the Business Day prior to the scheduled Borrowing date applicable thereto, and each such Lender shall pay Agent such Lender’s US Commitment Percentage or Canadian Commitment Percentage, as the case may be, of such requested Loan, in same day funds, by wire transfer to Agent’s account, as set forth on Agent’s signature page hereto, no later than 1:00 p.m. (New York time) on such scheduled Borrowing date.  Nothing in this subsection 1.11(a) or elsewhere in this Agreement or the other Loan Documents, including the remaining provisions of Section 1.11, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments or Canadian Revolving Loan Commitments, as the case may be, hereunder or to prejudice any rights that Agent, any Lender, the US Borrower or the Canadian Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b)           At least once each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s US Commitment Percentage or Canadian Commitment Percentage, as the case may be, of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan.  Agent shall pay to each Lender such Lender’s US Commitment Percentage or Canadian Commitment Percentage, as the case may be (except as otherwise provided in subsection 1.1(b)(vi) and subsection 1.11(e)) of principal, interest and fees paid by the US Borrower or the Canadian Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it.  Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(c)           Availability of Lender’s Commitment Percentage.  Agent may assume that (x) each US Revolving Lender will make its US Commitment Percentage of each US Revolving Loan available to Agent on each Borrowing date and (y) each Canadian Revolving Lender will make its Canadian Commitment Percentage of each Canadian Revolving Loan available to Agent on each Borrowing Date.  If such US Commitment Percentage or Canadian Commitment Percentage, as the case may be, is not, in fact, paid to Agent by such US Revolving Lender or Canadian Revolving Lender, as the case may be, when due, Agent will be entitled to recover such amount on demand from such US Revolving Lender or Canadian Revolving Lender, as the case may be, without setoff, counterclaim or deduction of any kind.  If any US Revolving Lender or Canadian Revolving Lender fails to pay the amount of its US Commitment Percentage or Canadian Commitment Percentage, as the case may be, forthwith upon Agent’s demand, Agent shall promptly notify the relevant Borrower and such Borrower shall immediately repay such amount to Agent.  Nothing in this subsection 1.11(c) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any US Revolving Lender or Canadian Revolving Lender or to relieve any US Revolving Lender or Canadian Revolving Lender from its obligation to fulfill its Revolving Loan Commitments or Canadian Revolving Loan Commitments hereunder or to prejudice any rights that the US Borrower may have against any US Revolving Lender or any rights that the Canadian Borrower may have against any Canadian Revolving Lender as a result of any default by such US Revolving Lender or Canadian Revolving Lender hereunder.  Without limiting the provisions of subsection 1.11(b), to the extent that Agent advances funds to the US Borrower on behalf of any US Revolving Lender or advances funds to the Canadian Borrower on behalf of any Canadian Revolving Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance from the date such advance was made until reimbursed by the relevant US Revolving Lender or Canadian Revolving Lender, as the case may be.

(d)           Return of Payments.

(i)           If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the relevant Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement or any other Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any Insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest on such amount for the period during which such Lender held such amount, at such rate, if any, as Agent is required to pay to the relevant Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(e)           Non-Funding Lenders.

(i)           Responsibility.  The failure of any Non-Funding Lender to make any Revolving Loan, or to fund any purchase of any participation to be made or funded by it (including, without limitation, with respect to any Letter of Credit or Swing Loan), or to make any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender of its obligations to make such Loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii)           Reallocation.  If any US Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such US Revolving Lender is the L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the US Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their US Commitment Percentages of the Aggregate Revolving Loan Commitment (calculated as if the Non-Funding Lender’s US Commitment Percentage was reduced to zero and each other US Revolving Lender’s US Commitment Percentage had been increased proportionately), provided that no US Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding US Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Loan Commitment or would cause a prepayment to be required to be made under subsection 1.1(a)(ii).

(iii)           Voting Rights.  Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender”, “Revolving Lender”, “US Revolving Lender” or “Canadian Revolving Lender” (or be, or have its Revolving Loans and Revolving Loan Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 9.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Revolving Loan Commitment or Canadian Revolving Loan Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) subject to clause (C) below, the principal of any interest on or other amounts due with respect to a Non-Funding Lender’s Loans may not be reduced or forgiven, (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders that are US Revolving Lenders or Canadian Revolving Lenders, as applicable, in each case without the consent of such Non-Funding Lender and (D) this subsection 1.11(e)(iii) may not be amended without the consent of the Non-Funding Lenders, if any, at the times of such amendment.  Moreover, for the purposes of determining Required Lenders, the Loans, Letter of Credit Obligations, and Revolving Loan Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Revolving Loan Commitments outstanding.

(iv)           Borrower Payments to a Non-Funding Lender.  Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties.  In the case of any Non-Funding Lender that is a US Revolving Lender, Agent shall be entitled to hold as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s pro rata share, without giving effect to any reallocation pursuant to subsection 1.11(e)(ii), of all Letter of Credit Obligations until the US Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Revolving Loan Commitments and Canadian Revolving Loan Commitments have been terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender that is a US Revolving Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s (that is a US Revolving Lender) failure to fund US Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a US Revolving Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other US Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, US Revolving Loans or Letter of Credit participation interests from the other US Revolving Lenders until such time as the aggregate amount of the US Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the US Revolving Lenders in accordance with their US Commitment Percentages of the Aggregate Revolving Loan Commitment.  With respect to such Non-Funding Lender’s (that is a Canadian Revolving Lender) failure to fund Canadian Revolving Loans, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Canadian Revolving Loan and, if necessary to effectuate the foregoing, the other Canadian Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Canadian Revolving Loans from the other Canadian Revolving Lenders until such time as the aggregate amount of the Canadian Revolving Loans are held by the Canadian Revolving Lenders in accordance with their Canadian Commitment Percentages of the Aggregate Canadian Revolving Loan Commitment.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest, (1) in the case amounts owing by a Non-Funding Lender that is a US Revolving Lender, at the interest rate applicable during such period to US Revolving Loans that are Base Rate Loans or (2) in the case amounts owing by a Non-Funding Lender that is a Canadian Revolving Lender, at the interest rate applicable during such period to Canadian Revolving Loans that are Base Rate Loans.  In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be (x) in the case of a Non-Funding Lender that is a US Revolving Lender, the aggregate amount of (A) all unpaid obligations owing by such US Revolving Lender to the Agent, L/C Issuers, Swingline Lender, and other US Revolving Lenders under the Loan Documents, including such US Revolving Lender’s pro rata share of all US Revolving Loans, Letter of Credit Obligations, Swing Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender’s Letter of Credit Obligations and reimbursement obligations with respect to Swing Loans reallocated to other US Revolving Lenders pursuant to subsection 1.11(e)(ii) or (y) in the case of a Non-Funding Lender that is a Canadian Revolving Lender, the aggregate amount of all unpaid obligations owing by such Canadian Revolving Lender to the Agent and other Canadian Revolving Lenders under the Loan Documents, including such Canadian Revolving Lender’s pro rata share of all Canadian Revolving Loans.

(v)           Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)           Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrowers shall not be required to pay, such Lender’s portion of the Unused Commitment Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.  In the event that any reallocation of Letter of Credit Obligations occurs pursuant to subsection 1.11(e)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all US Revolving Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other US Revolving Lenders.

(f)           Procedures.  Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

1.12        Currency Matters.  Principal, interest, reimbursement obligations, cash collateral for reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agent and Lenders shall be payable (except as otherwise specifically provided herein) in the currency in which such Obligations are denominated.  Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars.  For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted to the Equivalent Amount thereof in US Dollars on the date of calculation, comparison, measurement or determination.  In particular, without limitation, for purposes of valuations or computations under Sections 1.3, 1.8, 1.9 and 1.10, unless expressly provided otherwise, where a reference is made to a US Dollar amount, the amount is to be considered as the amount in US Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in US Dollars.

1.13        Eligible Accounts.

(a)           US Eligible Accounts.  All of the Accounts owned by the US Borrower and properly reflected as “US Eligible Accounts” in the most recent Borrowing Base Certificate delivered by the US Borrower to Agent shall be “US Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against US Eligible Accounts from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria with respect to US Eligible Accounts, in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available.  US Eligible Accounts shall not include the following Accounts of the US Borrower:

(i)           Past Due Accounts. Accounts that are not paid within the earlier of sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)          Cross Aged Accounts.  Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the US Dollar amount of all Accounts owing by that Account Debtor are ineligible under subsection 1.13(a)(i);

(iii)         Foreign Accounts.  Accounts that are the obligations of an Account Debtor (other than the United States government or a political subdivision, agency or instrumentality thereof) located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(iv)        Government Accounts.  Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing, or the US Borrower has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(v)         Contra Accounts.  Accounts to the extent the US Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to the US Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(vi)        Chargebacks/Partial Payments/Disputed.  Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(vii)       Inter-Company/Affiliate Accounts.  Accounts that arise from a sale to any Affiliate of the US Borrower;

(viii)      Concentration Risk. Accounts to the extent that such Account, together with all other Accounts owing to any Credit Party by such Account Debtor and its Affiliates as of any date of determination exceed fifteen percent (15%) of the sum of all US Eligible Accounts and Canadian Eligible Accounts;

(ix)         Credit Risk.  Accounts that are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of prior or contemporaneous notice (oral or written) of such determination to the US Borrower;

(x)          Pre-Billing. Accounts with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(xi)         Defaulted Accounts; Bankruptcy. Accounts where:

(1)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(2)           a petition is filed by or against any Account Debtor obligated upon such Account under any Insolvency Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xii)        Employee Accounts.  Accounts that arise from a sale to any director, officer, other employee, or to any entity that has any common officer or director with the US Borrower;

(xiii)       Progress Billing. Accounts (i) as to which the US Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the US Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(xiv)       Bill and Hold.  Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(xv)        C.O.D.  Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;

(xvi)       Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion, following prior notice of such limit by Agent to the US Borrower;

(xvii)      Non-Acceptable Alternative Currency. Accounts that are payable in any currency other than US Dollars;

(xviii)     Other Liens Against Receivables. Accounts that (i) are not owned by the US Borrower or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than Liens in favor of Agent securing the US Obligations and Permitted Liens described in subsection 5.1(c);

(xix)       Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guarantied sale or other terms by reason of which the payment by the Account Debtor is conditional;

(xx)        Judgments, Notes or Chattel Paper.  Accounts that are evidenced by a judgment, Instrument or Chattel Paper (other than a lease of Equipment which does not create a Lien on such Equipment);

(xxi)       Not Bona Fide.  Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xxii)      Ordinary Course; Sales of Equipment or Bulk Sales.  Accounts that do not arise from the sale or lease of goods or the performance of services by the US Borrower in the Ordinary Course of Business, including, without limitation, bulk Sales; or

(xxiii)     Not Perfected.  Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.

(b)           Canadian Eligible Accounts.  All of the Accounts owned by the Canadian Borrower and properly reflected as “Canadian Eligible Accounts” in the most recent Borrowing Base Certificate delivered by the Canadian Borrower to Agent shall be “Canadian Eligible Accounts” for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  Agent shall have the right to establish, modify or eliminate Reserves against Canadian Eligible Accounts from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria with respect to Canadian Eligible Accounts, in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available.  Canadian Eligible Accounts shall not include the following Accounts of the Canadian Borrower:

(i)           Past Due Accounts. Accounts that are not paid within the earlier of sixty (60) days following its due date or ninety (90) days following its original invoice date;

(ii)          Cross Aged Accounts.  Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the US Dollar Equivalent of the Canadian Dollar amount of all Accounts owing by that Account Debtor are ineligible under subsection 1.13(b)(i);

(iii)         Foreign Accounts.  Accounts that are the obligations of an Account Debtor (other than the Canadian government or a political subdivision, agency or instrumentality thereof) located in a foreign country other than the United States unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

(iv)         Government Accounts.  Accounts that are the obligation of an Account Debtor that is the Canadian government or a political subdivision thereof, or any province, territory, state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing, or the Canadian Borrower has complied with any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(v)          Contra Accounts.  Accounts to the extent the a Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to a Borrower or any Subsidiary thereof but only to the extent of the potential offset;

(vi)         Chargebacks/Partial Payments/Disputed.  Any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

(vii)        Inter-Company/Affiliate Accounts.  Accounts that arise from a sale to any Affiliate of the Canadian Borrower;

(viii)       Concentration Risk. Accounts to the extent that such Account, together with all other Accounts owing to any Credit Party by such Account Debtor and its Affiliates as of any date of determination exceed fifteen percent (15%) of the sum of all Canadian Eligible Accounts and US Eligible Accounts;

(ix)         Credit Risk.  Accounts that are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of prior or contemporaneous notice (oral or written) of such determination to the Canadian Borrower;

(x)          Pre-Billing. Accounts with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

(xi)         Defaulted Accounts; Bankruptcy. Accounts where:

(1)           the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(2)           a petition is filed by or against any Account Debtor obligated upon such Account under any Insolvency Law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xii)        Employee Accounts.  Accounts that arise from a sale to any director, officer, other employee, or to any entity that has any common officer or director with the Canadian Borrower;

(xiii)       Progress Billing. Accounts (i) as to which the Canadian Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the Canadian Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(xiv)       Bill and Hold.  Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(xv)        C.O.D.  Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;

(xvi)       Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion, following prior notice of such limit by Agent to the Canadian Borrower;

(xvii)      Non-Acceptable Alternative Currency. Accounts that are payable in any currency other than US Dollars or Canadian Dollars;

(xviii)     Other Liens Against Receivables. Accounts that (i) are not owned by the Canadian Borrower or (ii) are subject to any right, claim, Lien or other interest of any other Person, other than Liens in favor of Agent securing the Canadian Obligations and Permitted Liens described in subsection 5.1(c);

(xix)        Conditional Sale. Accounts that arise with respect to goods that are placed on consignment, guarantied sale or other terms by reason of which the payment by the Account Debtor is conditional;

(xx)         Judgments, Notes or Chattel Paper.  Accounts that are evidenced by a judgment, Instrument or Chattel Paper (other than a lease of Equipment which does not create a Lien on such Equipment);

(xxi)        Not Bona Fide.  Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xxii)       Ordinary Course; Sales of Equipment or Bulk Sales.  Accounts that do not arise from the sale or lease of goods or the performance of services by the Canadian Borrower in the Ordinary Course of Business, including, without limitation, bulk Sales; or

(xxiii)      Not Perfected.  Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.

1.14        Eligible Inventory.

(a)           US Eligible Inventory.  All of the Inventory consisting of spare or replacement parts for Equipment owned by the US Borrower and properly reflected as “US Eligible Inventory” in the most recent Borrowing Base Certificate delivered by the US Borrower to Agent shall be “US Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below or in the component definitions herein applies.  Agent shall have the right to establish, modify, or eliminate Reserves against US Eligible Inventory from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria with respect to US Eligible Inventory, in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available.  US Eligible Inventory shall not include the following Inventory of the US Borrower:

(i)           Excess/Obsolete.  Inventory that is excess, obsolete, unsaleable, shopworn, or seconds;

(ii)          Damaged.  Inventory that is damaged or unfit for sale or use;

(iii)         Locations < $50,000.  Inventory is located at any site if the aggregate value of Inventory and Equipment included in the US Borrowing Base at any such location is less than $50,000;

(iv)         Consignment.  Inventory that is placed on consignment;

(v)          Off-Site.  Inventory that (i) is not located on premises owned, leased or rented by the US Borrower and set forth in Schedule 3.21 or (ii) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or (v) is located outside of the United States or one of its territories unless such Inventory is located in Canada and the Agent’s Liens have been perfected under Canadian Requirements of Law.

(vi)         In-Transit.  Inventory that is in transit, except for Inventory in transit between domestic locations of US Credit Parties or between domestic locations of US Credit Parties and Canadian Credit Parties, in each case, as to which Agent’s Liens have been perfected at origin and destination;

(vii)        Customized.  Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(viii)       Packing/Shipping Materials.  Inventory that consists of packing or shipping materials, or manufacturing supplies;

(ix)         Tooling.  Inventory that consists of tooling;

(x)          Display.  Inventory that consists of display items;

(xi)         Hazardous Materials.  Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(xii)        Un-insured.  Inventory that is not covered by casualty insurance reasonably acceptable to Agent;

(xiii)       Not Owned/Other Liens.  Inventory that is not owned by the US Borrower or is subject to Liens other than Permitted Liens described in subsections 5.1(b), (c), (d) and (f) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the US Borrower’s performance with respect to that Inventory);

(xiv)       Unperfected.  Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in subsection 5.1(d) (subject to Reserves);

(xv)        Negotiable Bill of Sale.  Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties; or

(xvi)       Not Ordinary Course.  Inventory (other than raw materials) that is not of a type held for sale or to be furnished under a contract of service or is not spare parts used to service Equipment in the Ordinary Course of Business of the US Borrower.

(b)           Canadian Eligible Inventory.  All of the Inventory consisting of spare or replacement parts for Equipment owned by the Canadian Borrower and properly reflected as “Canadian Eligible Inventory” in the most recent Borrowing Base Certificate delivered by the Canadian Borrower to Agent shall be “Canadian Eligible Inventory” for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below or in the component definitions herein applies.  Agent shall have the right to establish, modify, or eliminate Reserves against Canadian Eligible Inventory from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria with respect to Canadian Eligible Inventory, in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available.  Canadian Eligible Inventory shall not include the following Inventory of the Canadian Borrower:

(i)           Excess/Obsolete.  Inventory that is excess, obsolete, unsaleable, shopworn, or seconds;

(ii)          Damaged.  Inventory that is damaged or unfit for sale or use;

(iii)         Locations < $50,000.  Inventory is located at any site if the aggregate value of Inventory and Equipment included in the Canadian Borrowing Base at any such location is less than $50,000;

(iv)         Consignment.  Inventory that is placed on consignment;

(v)          Off-Site.  Inventory that (i) is not located on premises owned, leased or rented by the Canadian Borrower and set forth in Schedule 3.21 or (ii) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or (v) is located outside of Canada.

(vi)         In-Transit.  Inventory that is in transit, except for Inventory in transit between domestic locations of Canadian Credit Parties or between domestic locations of Canadian Credit Parties and US Credit Parties, in each case, as to which Agent’s Liens have been perfected at origin and destination;

(vii)        Customized.  Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(viii)       Packing/Shipping Materials.  Inventory that consists of packing or shipping materials, or manufacturing supplies;

(ix)         Tooling.  Inventory that consists of tooling;

(x)          Display.  Inventory that consists of display items;

(xi)         Hazardous Materials.  Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(xii)        Un-insured.  Inventory that is not covered by casualty insurance reasonably acceptable to Agent;

(xiii)       Not Owned/Other Liens.  Inventory that is not owned by the Canadian Borrower or is subject to Liens other than Permitted Liens described in subsections 5.1(b), (c), (d) and (f) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Canadian Borrower’s performance with respect to that Inventory) and the rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada);

(xiv)       Unperfected.  Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in subsection 5.1(d) (subject to Reserves);

(xv)        Negotiable Bill of Sale.  Inventory that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties; or

(xvi)       Not Ordinary Course.  Inventory (other than raw materials) that is not of a type held for sale or to be furnished under a contract of service or is not spare parts used to service Equipment in the Ordinary Course of Business of the Canadian Borrower.

1.15        Eligible Equipment.

(a)           US Eligible Equipment.  All of the Equipment owned by the US Borrower and properly reflected as “US Eligible Equipment” in the most recent US Borrowing Base Certificate delivered by the US Borrower to Agent shall be “US Eligible Equipment” for purposes of this Agreement except any Equipment as to which any of the exclusionary criteria set forth in the applicable component definitions of US Eligible Equipment shall apply.  Agent shall have the right to establish, modify, or eliminate Reserves against US Eligible Equipment from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria with respect to US Eligible Equipment in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available.

(b)           Canadian Eligible Equipment.  All of the Equipment owned by the Canadian Borrower and properly reflected as “Canadian Eligible Equipment” in the most recent Borrowing Base Certificate delivered by the Canadian Borrower to Agent shall be “Canadian Eligible Equipment” for purposes of this Agreement except any Equipment as to which any of the exclusionary criteria set forth in the applicable component definitions of Canadian Eligible Equipment shall apply.  Agent shall have the right to establish, modify, or eliminate Reserves against Canadian Eligible Equipment from time to time in its Permitted Discretion.  In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the applicable criteria and to establish new criteria with respect to Canadian Eligible Equipment in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available.

1.16        Limitations on Obligations of Canadian Credit Parties.  Notwithstanding anything set forth in this Agreement or any other Loan Documents to the contrary, no Canadian Credit Party shall at any time be liable in any manner (whether pursuant to any guaranty or otherwise) for any portion of the principal of the US Revolving Loans or any interest thereon or fees or in respect of any indemnified liabilities or any other US Obligations payable with respect thereto (and the US Credit Parties are solely liable for such US Obligations), and no assets of any Canadian Credit Party shall at any time serve, directly or indirectly, as security for, and in no event shall more than 66% of the total voting stock or other equity interests of any Canadian Credit Party secure, any portion of the US Obligations.

1.17        Collateral Allocation Mechanism.

(a)           Implementation of CAM.

(i)           On the CAM Exchange Date, (A) the Revolving Loan Commitments and Canadian Revolving Loan Commitments shall automatically and without further act be terminated as provided in Section 7.2, and (B) the Lenders shall automatically and without further act (and without regard to the provisions of Section 9.8) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender’s interest in the Obligations of each Credit Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Obligations of each Credit Party in respect of each such Credit Facility and each L/C Reserve Account established pursuant to subsection 1.17(b) below), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof, provided that such CAM Exchange will not affect the aggregate amount of the Obligations of the Borrowers to the Lenders under the Loan Documents.  Each Lender and each Credit Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Credit Facility.  Each Credit Party agrees from time to time to execute and deliver to the Agent all promissory notes and other instruments and documents as the Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Agent against delivery of new promissory notes evidencing its interests in the Credit Facilities; provided, however, that the failure of any Credit Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(ii)           As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Agent pursuant to any Loan Document in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages.  Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Obligation shall be paid over to the Agent for distribution to the Lenders in accordance herewith.

(b)           Letters of Credit.

(i)           In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed by the US Borrower (each such amount so paid until reimbursed, an “Unpaid Drawing”), each Lender in respect of Unpaid Drawings on Letters of Credit shall, before giving effect to the CAM Exchange, promptly pay over to the Agent, in immediately available funds and in US Dollars, an amount equal to such Lender’s US Commitment Percentage (as notified to such Lender by the Agent), of such Letter of Credit’s undrawn face amount or (to the extent it has not already done so) such Letter of Credit’s Unpaid Drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Agent at the rate that would be applicable at the time to a US Revolving Loan that is a Base Rate Loan in a principal amount equal to such amount, as the case may be.  The Agent shall establish a separate account or accounts for each Lender (each, an “L/C Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence.  The Agent shall deposit in each Lender’s L/C Reserve Account such Lender’s CAM Percentage of the amounts received from the Lenders as provided above. The Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraphs (ii), (iii), (iv) or (v) below. The Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage.  The amounts held in each Lender’s L/C Reserve Account shall be held as a reserve against the Letter of Credit Obligations, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of the US Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in subsection 1.1(b)(v).

(ii)           In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Agent shall, at the request of the L/C Issuer withdraw from the L/C Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the L/C Issuer in satisfaction of the reimbursement obligations of the Lenders under subsection 1.1(b)(vi).  In the event any Lender shall default on its obligation to pay over any amount to the Agent in respect of any Letter of Credit as provided in this subsection 1.17(b)(ii), the L/C Issuer shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under subsection 1.11(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to subsection 1.17(a).  Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(iii)           In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Agent shall withdraw from the L/C Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(iv)           With the prior written approval of the Agent and the L/C Issuer, any Lender may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit.  Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Agent, for the account of the L/C Issuer on demand, its CAM Percentage of such drawing.

(c)           Net Payments Upon Implementation of CAM Exchange.  Notwithstanding any other provision of this Agreement, if, as a direct result of the implementation of the CAM Exchange, any Borrower is required to withhold Taxes from amounts payable to the Agent, any Lender or any participant hereunder, the amounts so payable to the Agent, such Lender or such participant shall be increased to the extent necessary to yield to the Agent, such Lender or such participant (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no Borrower shall be required to increase any such amounts payable to such Lender or participant under this subsection 1.17(c) (but, rather, shall be required to increase any such amounts payable to such Lender or participant to the extent required by Section 10.3) if such Lender or participant was prior to or on the CAM Exchange Date already a Lender or participant with respect to such Borrower.

ARTICLE II.
CONDITIONS PRECEDENT

2.1          Conditions to Effectiveness of this Agreement.  The amendment and restatement of the Existing Credit Agreement pursuant to this Agreement shall not become effectiveness, and no Lender shall be obligated to make any Loan and, in the case of any US Revolving Lender, incur any Letter of Credit Obligations, on the Closing Date, or to take, fulfill or perform any other action hereunder, in each case, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

(a)           Loan Documents.  Agent shall have received on or before the Closing Date all of the agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit 2.1, each in form and substance reasonably satisfactory to Agent.

(b)           Availability.  After giving effect to the funding of the initial Loans and Issuance of the initial Letters of Credit, Availability shall be not less than $8,000,000.

(c)           Cash Equity.  Holdings shall have received on or before the Closing Date cash proceeds from the issuance of common stock in an amount not less than fifty percent (50%) of the sum of all of the obligations owing by any Credit Party to the lenders under the Existing Canadian Facility and Holdings, directly or through the US Borrower, shall have advanced such proceeds on or before the Closing Date to the Canadian Borrower in the form of an intercompany loan.

(d)           Repayment of Existing Canadian Facility.  Agent shall have received a fully executed pay-off letter reasonably satisfactory to Agent confirming that all obligations owing by any Credit Party to the lenders under the Existing Canadian Facility, will be repaid in full and all Liens upon any of the Property of the Credit Parties or any of their Subsidiaries in favor of the lenders under the Existing Canadian Facility shall be terminated immediately upon such payment.

(e)           Approvals.  All governmental, regulatory and other third-party approvals and consents required by Agent and each Lender with respect to the execution, delivery and performance of this Agreement and the other Loan Documents shall have been obtained and are final and non-appealable.

(f)           Payment of Fees.  The Borrower shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9, and shall have reimbursed Agent and Lenders for all fees, costs and expenses of closing presented as of the Closing Date.

(g)           No Material Adverse Effect.  Since July 31, 2011, no change, development, or event shall have occurred that has or would reasonably be expected to have a Material Adverse Effect on the operations, business, properties, prospects or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole.  Agent shall have received an officer’s certificate in form and substance reasonably satisfactory to Agent affirming the foregoing.

(h)           Litigation.  After giving effect to the closing, there being no order or injunction or pending litigation in which there is a reasonable possibility of a decision which would have a Material Adverse Effect on Holdings or any of its Subsidiaries and no pending litigation seeking to enjoin or prevent the transactions contemplated hereby.

(i)           Material Contracts.  After giving effect to the closing, there are no Defaults or Events of Default under any material contract or agreement of Holdings or any of its Subsidiaries.

2.2          Conditions to All Borrowings.  Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)           any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), and Agent or Required Lenders have determined not to make such Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

(b)           any Default or Event of Default has occurred and is continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation), and Agent or Required Lenders shall have determined not to make any Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;

(c)           after giving effect to any US Revolving Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the US Revolving Loans would exceed the Maximum Revolving Loan Balance (except as provided in subsection 1.1(a)); or

(d)           with respect to any Borrowing of Canadian Revolving Loans, after giving effect to any Canadian Revolving Loan, (x) the aggregate outstanding amount of the Canadian Revolving Loans would exceed the lesser of (1) the Canadian Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) or (2) the Canadian Revolving Loan Commitment then in effect less those Reserves imposed by Agent in its Permitted Discretion, or (y) the aggregate principal amount of all outstanding US Revolving Loans would exceed the Aggregate Revolving Loan Commitment then in effect less the sum of (i) those Reserves imposed by Agent in its Permitted Discretion, plus (ii) the aggregate amount of Letter of Credit Obligations, plus (iii) the outstanding Swing Loans, plus (iv) outstanding Canadian Revolving Loans.

The request by the US Borrower or the Canadian Borrower, as the case may be, and acceptance by the US Borrower or the Canadian Borrower, as the case may be, of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by the US Borrower or the Canadian Borrower, as the case may be, that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and the Secured Parties, pursuant to the Collateral Documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Credit Parties, jointly and severally, represent and warrant to Agent and each Lender that the following are true, correct and complete:

3.1          Corporate Existence and Power.  Each Credit Party and each of their respective Subsidiaries:

(a)           is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b)           has the power and authority and all governmental licenses, authorizations, Permits (except as set forth on Schedule 3.1(b)), consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party.  Schedule 3.1(b) sets forth a true, complete and correct list of all Permits, including all Permits required under Environmental Laws, held by Holdings and its Subsidiaries in connection with the ownership or operation of its business and the Real Estate leased by Seller as of the Closing Date.  All Permits are valid and in full force and effect and, to the knowledge of Borrowers, no Borrower nor any of its Subsidiaries is in default under or in violation of any such Permit, except for such defaults or violations which would not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect and no suspension or cancellation of any such Permits is pending (other than pursuant to its terms) or threatened;

(c)           is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2          Corporate Authorization; No Contravention.  The execution, delivery and performance by each of the Credit Parties of this Agreement, and by each Credit Party and each of their respective Subsidiaries of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(i)           contravene the terms of any of that Person’s Organization Documents;

(ii)           conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)           violate any Requirement of Law in any material respect.

3.3          Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement or any other Loan Document except (a) for recordings and filings in connection with the Liens granted to Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

3.4          Binding Effect.  This Agreement and each other Loan Document to which any Credit Party or any Subsidiary of any Credit Party is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.5          Litigation.  Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary of any Credit Party or any of their respective Properties which:

(a)           purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby;

(b)           would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; or

(c)           seek an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.  As of the Closing Date, no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS, CRA and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

3.6          No Default.  No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral.  No Credit Party and no Subsidiary of any Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

3.7          Employee Matters.

(a)           Schedule 3.7 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that would not reasonably be expected to result in Liabilities in excess of $100,000 in the aggregate, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

(b)           As of the Closing Date, except as set forth in Schedule 3.7, (i) none of the Credit Parties or their subsidiaries maintain or contribute to any Canadian Benefit Plans and Canadian Pension Plans; (ii) the Canadian Pension Plans are duly registered under all applicable laws which require registration and to the knowledge of the applicable Credit Party no event has occurred which is reasonably likely to cause the loss of such registered status; (iii) all material obligations of each Canadian Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion; (iv) there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans; (v) to the knowledge of the applicable Credit Party, there are no outstanding material disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans; (vi) no promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not have a Material Adverse Effect; (vii) all contributions or premiums required to be made or paid by any Canadian Credit Party to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance in all material respects with the terms of such plans and all applicable laws; (viii) all employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have in all material respects been properly withheld or collected by and fully paid into such plans in a timely manner; (ix) the pension fund under each Canadian Pension Plan is exempt from the payment of any income tax and there are no taxes, penalties or interest owing in respect of any such pension fund; (x) all material reports and disclosures relating to the Canadian Pension Plans required by such plans and any applicable laws to be filed or distributed have been filed or distributed in a timely manner; and (xi) there are no Canadian Pension Plans which constitute defined benefit plans.

3.8           Use of Proceeds; Margin Regulations.  No Credit Party and no Subsidiary of any Credit Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.  Schedule 3.8 contains a description of the Credit Parties’ sources and uses of funds on the Closing Date, including Loans and Letters of Credit made or issued on the Closing Date and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.  Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock.  As of the Closing Date, except as set forth on Schedule 3.8, no Credit Party and no Subsidiary of any Credit Party owns any Margin Stock.

3.9           Ownership of Property; Liens.  As of the Closing Date, the Real Estate listed in Schedule 3.9 constitutes all of the Real Estate of each Credit Party and each of their respective Subsidiaries.  Schedule 3.9 sets forth with respect to the Real Estate leased by each Credit Party or any Subsidiary thereof, a description of the location, by state and street address of such Real Estate, the name and address of the landlord, the commencement date, the termination date, renewal options (if any), annual base rent (including percentage rents if applicable), square footage of the premises and a description of general use thereof.  Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses.  As of the Closing Date, none of the Real Estate of any Credit Party or any Subsidiary of any Credit Party is subject to any Liens other than Permitted Liens.  As of the Closing Date, Schedule 3.9 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.10        Taxes.  All federal, provincial, territorial, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP.  As of the Closing Date, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, Canadian Pension Plan, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.  No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

3.11        Financial Condition.

(a)           Reserved.

(b)           The unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of July 31, 2011, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows for such period then ended are complete and correct and fairly present, in all material respects, in accordance with GAAP, the financial position, and results of operations of Holdings and its Subsidiaries as of such date, subject to normal year-end adjustments and the absence of footnote disclosures.

(c)           Since July 31, 2011, there has been no change, development, or event that has or would reasonably be expected to have a Material Adverse Effect on the operations, business, properties, prospects or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole.

(d)           The Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(e)           All financial performance projections delivered to Agent, including the financial performance projections delivered to Agent prior to the Closing Date and attached hereto as Schedule 3.11(e), represent the Borrowers’ best good faith estimate of future financial performance and are based on assumptions believed by the Borrowers to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

3.12        Environmental Matters.  Except as set forth in Schedule 3.12, and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Credit Parties and their Subsidiaries, (a) the operations of each Credit Party and each Subsidiary of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary of any Credit Party is party to, and no Credit Party and no Subsidiary of any Credit Party and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary of any Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary of each Credit Party is free of contamination by any Hazardous Materials, and (f) no Credit Party and no Subsidiary of any Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act.

3.13        Regulated Entities.  None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary of any Credit Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

3.14        Solvency.  Both before and after giving effect to (a) the Loans made and Letters of Credit Issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans to or as directed by relevant Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole, and each Borrower individually, are Solvent.

3.15        Labor Relations.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary of any Credit Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth in Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary of any Credit Party.

3.16        Intellectual Property.  Schedule 3.16 sets forth a true and complete list of the following Intellectual Property each Credit Party owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) material Intellectual Property and material Software, separately identifying that owned and licensed to such Credit Party and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Credit Party with respect thereto.  Each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.17        Brokers’ Fees; Transaction Fees.  None of the Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.18        Insurance.  Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, including issuers, coverages and deductibles.  Each of the Credit Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates.

3.19        Ventures, Subsidiaries and Affiliates; Outstanding Stock.  Except as set forth in Schedule 3.19, as of the Closing Date, no Credit Party and no Subsidiary of any Credit Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.  All issued and outstanding Stock and Stock Equivalents of each of the Credit Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of each Borrower and each of its Subsidiaries, those in favor of Agent, for the benefit of the Secured Parties.  All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  All of the issued and outstanding Stock of each Credit Party (other than Holdings), each Subsidiary of each Credit Party and, as of the Closing Date, Holdings is owned by each of the Persons and in the amounts set forth in Schedule 3.19.  Except as set forth in Schedule 3.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries.  Set forth in Schedule 3.19 is a true and complete organizational chart of Holdings and all of its Subsidiaries, which the Credit Parties shall update upon notice to Agent promptly following the incorporation, organization or formation of any Subsidiary and promptly following the completion of any Permitted Acquisition.

3.20        Jurisdiction of Organization; Chief Executive Office.  Schedule 3.20 lists each Credit Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Credit Party’s chief executive office or sole place of business, in each case as of the date hereof, and such Schedule 3.20 also lists all jurisdictions of organization and legal names of such Credit Party for the five years preceding the Closing Date.

3.21        Locations of Inventory, Equipment and Books and Records.  Each Credit Party’s Inventory and Equipment (other than Inventory or Equipment in transit) and books and records concerning the Collateral are kept at the locations listed in Schedule 3.21 (which Schedule 3.21 shall be promptly updated by the Credit Parties upon notice to Agent as permanent Collateral locations change).

3.22        Deposit Accounts and Other Accounts.  Schedule 3.22 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.23        Government Contracts.  Except as set forth in Schedule 3.23, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727), Financial Administration Act (Ontario) or any similar state, provincial, territorial or local law.

3.24        Customer and Trade Relations.  As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations other than with the Manitowoc Group.

3.25        Bonding.  Except as set forth in Schedule 3.25, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.26        [Reserved].

3.27        Status of Holdings.  As of the Closing Date, Holdings has not engaged in any business activities and does not own any Property other than (i) its ownership of the Stock and Stock Equivalents of the US Borrower, (ii) activities and contractual rights incidental to maintenance of its corporate existence and (iii) performance of its obligations under the Loan Documents to which it is a party.

3.28        Full Disclosure.  None of the representations or warranties made by any Credit Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Credit Party to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.29        Foreign Assets Control Regulations and Anti-Money Laundering.  Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. and Canadian economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to any of the foregoing.  No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person designated by the Canadian government on any list set out in the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism or the Criminal Code (collectively, the “Terrorist Lists”) with which a Canadian Person cannot deal with or otherwise engage in business transactions, (iii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person or Canadian Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List, a Terrorist List or a foreign government that is the target of U.S. or Canadian economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law or Canadian law.

3.30        Patriot Act.  The Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

3.31        Vehicles.  Schedule 3.31 sets forth a complete and accurate list of all Vehicles (including all boom trucks) owned by Holdings or any of its Subsidiaries.

3.32        Equipment.  Schedule 3.32 sets forth a complete and accurate list of (a) all non-titled Equipment (including, without limitation, all tower cranes, crawler cranes and rough-terrain cranes) owned by Holdings or any of Subsidiaries and held for lease or rent and (b) all non-titled Equipment (including, without limitation, all tower cranes, crawler cranes and rough-terrain cranes) held for sale and not leased by Holdings or any of its Subsidiaries.  Schedule 3.32 shall list such Equipment by owner, type and include the manufacturer’s name and model information (including serial number (if any), manufacturer’s part number and the Credit Parties’ internal “item code”), the location thereof and whether such Equipment is held for sale or leases or used in service.

ARTICLE IV.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment or Canadian Revolving Loan Commitments hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

4.1           Financial Statements.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments).  The Borrowers shall deliver to Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a)           as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, a copy of the audited consolidated and consolidating balance sheets of Holdings and each of its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four”, Grant Thorton LLP or other nationally-recognized independent certified public accounting firm reasonably acceptable to Agent which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status;

(b)           as soon as available, but not later than forty-five (45) days after the end of each Fiscal Quarter, a copy of the unaudited consolidated and consolidating balance sheets of Holdings and each of its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, all certified on behalf of Holdings by an appropriate Responsible Officer of Holdings as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures; and

(c)           commencing with the fiscal month ending October 31, 2011, as soon as available, but not later than thirty (30) days after the end of each fiscal month of each Fiscal Year, a copy of the unaudited consolidated and consolidating balance sheets of Holdings and each of its Subsidiaries, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows as of the end of such fiscal month and for the portion of the Fiscal Year then ended, all certified on behalf of Holdings by an appropriate Responsible Officer of Holdings as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

4.2          Appraisals; Certificates; Other Information.  The Borrowers shall furnish to Agent and each Lender by Electronic Transmission:

(a)           together with each delivery of financial statements pursuant to subsections 4.1(a), 4.1(b) and 4.1(c), (i) a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of Holdings, describing the operations and financial condition of the Credit Parties and their Subsidiaries (x) in the case of monthly financial statements, for the fiscal month and the portion of the Fiscal Year then ended, (y) in the case of quarterly financial statements, the Fiscal Quarter and the portion of the Fiscal Year then ended, or (z) in the case of annual financial statements, for the Fiscal Year then ended, and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to subsection 4.2(k) and discussing the reasons for any significant variations;

(b)           concurrently with the delivery of the financial statements referred to in subsections 4.1(a), 4.1(b) and 4.1(c) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of Holdings by a Responsible Officer of Holdings;

(c)           promptly after the same are sent, copies of all financial statements and reports which any Credit Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d)           as soon as available and in any event (i)  within twelve (12) Business Days after the end of each calendar month, and (ii) at such other times as Agent may reasonably require, a Borrowing Base Certificate, certified on behalf of the US Borrower by a Responsible Officer of the US Borrower and certified on behalf of the Canadian Borrower by a Responsible Officer of the Canadian Borrower, setting forth the US Borrowing Base of the US Borrower and the Canadian Borrowing Base of the Canadian Borrower as at the end of the most-recently ended fiscal week together with calculations in reasonable detail of the US Liquidity Reserve and the Canadian Liquidity Reserve as of the date of such Borrowing Base Certificate (provided that the portion of the US Borrowing Base or Canadian Borrowing Base, as the case may be, consisting of US Eligible Inventory or Canadian Eligible Inventory, as the case may be, set forth in any US Borrowing Base or Canadian Borrowing Base, as the case may be, delivered pursuant to the foregoing clause (i) shall only be updated on a monthly basis) or month, as applicable, or as at such other date as Agent may reasonably require; provided that if at any time the Credit Parties fail to maintain a minimum Availability of $8,000,000 or more (each, a “Triggering Event”) such Borrowing Base Certificate (including the portion of the US Borrowing Base consisting of US Eligible Inventory and Canadian Borrowing Base consisting of Canadian Eligible Inventory updated on a weekly basis) shall be delivered within one (1) Business Day after the end of each calendar week, until the thirtieth day following the date on which such Triggering Event is no longer continuing;

(e)           within twelve (12) Business Days after the end of each calendar month, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(f)           concurrently with the delivery of the Borrowing Base Certificate, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(g)           concurrently with the delivery of the Borrowing Base Certificate, an aging of accounts payable accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(h)           on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports, including all additions and reductions (cash and non-cash) with respect to Accounts of the Credit Parties in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the Borrowers as of the last day of the immediately preceding week or the date 2 days prior to the date of any request;

(i)           to Agent, at the time of delivery of each of the monthly financial statements delivered pursuant to subsection 4.1(c);

(i)           a reconciliation of the most recent Borrowing Base Certificate, general ledger and month-end accounts receivable aging (x) of the US Borrower to the US Borrower’s general ledger and monthly financial statements delivered pursuant to subsection 4.1(c) and (y) of the Canadian Borrower to the Canadian Borrower’s general ledger and monthly financial statements delivered pursuant to subsection 4.1(c), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)           a reconciliation of the perpetual inventory by location to the US Borrower’s and the Canadian Borrower’s most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to subsection 4.1(c), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iii)           a reconciliation of the accounts payable aging to the US Borrower’s and the Canadian Borrower’s general ledger and monthly Financial Statements delivered pursuant to subsection 4.1(c), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(iv)           a reconciliation of the accounts receivable aging to the US Borrower’s and the Canadian Borrower’s general ledger and monthly Financial Statements delivered pursuant to subsection 4.1(c), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

(v)           a reconciliation of the outstanding Loans as set forth in the monthly loan account statement provided by Agent to the US Borrower’s and the Canadian Borrower’s general ledger and monthly Financial Statements delivered pursuant to subsection 4.1(c), in each case, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(j)           at the time of delivery of each of the quarterly or annual financial statements delivered pursuant to Section 4.1, (i) a listing of government contracts of the US Borrower and the Canadian Borrower subject to the Federal Assignment of Claims Act of 1940, Financial Administration Act (Canada), or any similar state or municipal law; and (ii) a list of any applications for the registration of any Patent, Trademark, Copyright or Design filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the CIPO or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter;

(k)           with respect to each Fiscal Year, as soon as available and in any event no later than 15 days prior to the last day of each Fiscal Year of Holdings, projections of the Credit Parties (and their Subsidiaries’) consolidated and consolidating financial performance for the forthcoming three Fiscal Years on a year by year basis, and for the forthcoming Fiscal Year on a month by month basis;

(l)           promptly upon receipt thereof, copies of any reports submitted by each Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Credit Party made by such accountants, including any comment letters submitted by such accountants to management of any Credit Party in connection with their services;

(m)           upon Agent’s request from time to time, the Credit Parties shall permit and enable Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating (i) the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory and/or Equipment of any Credit Party or any Subsidiary of any Credit Party and (ii) the fair market value, or such other value as determined by Agent (for example, replacement cost for purposes of Flood Insurance), of any Real Estate of any Credit Party or any Subsidiary of any Credit Party, including any appraisal required to comply with FIRREA; provided, that notwithstanding any provision herein to the contrary, the Credit Parties shall only be obligated to reimburse Agent for the expenses of such appraisals occurring twice per year or more frequently so long as an Event of Default has occurred and is continuing; and

(n)           promptly, such additional business, financial, corporate affairs, perfection certificates and other information as Agent may from time to time reasonably request.

(o)           concurrently with the delivery of the financial statements referred to in subsection 4.1(c), (i) an updated Schedule 3.32 (which Schedule shall include the information required by Section 3.32) or confirmation that there has been no change in such information since Schedule 3.32 delivered on the Closing Date or the date of the most recent Schedule 3.32 delivered pursuant to this clause (o), certified on behalf of Holdings by a Responsible Officer of Holdings, (ii) an updated Schedule 3.1(b) (which Schedule shall include the information required by Section 3.1(b)) or confirmation that there has been no change in such information since Schedule 3.1(b) delivered on the Closing Date or the date of the most recent Schedule 3.1(b) delivered pursuant to this clause (o) and (iii) a list of all Equipment and/or Inventory owned by any US Credit Party that was moved to any location of, or transferred to, any Canadian Credit Party during the fiscal month then ended;

(p)           within ten (10) Business Days after the end of each calendar month and at such times as the Agent may reasonably require, a fleet performance report, which shall include, but not be limited to, pricing, Equipment utilization and lease rates, in a form to be agreed upon by the Agent and the Borrowers; and

(q)           no later than thirty (30) days after the end of each Fiscal Quarter, a certificate of a Responsible Officer of each Borrower setting forth in reasonable detail any Margin Stock owned by each Credit Party and each Subsidiary of each Credit Party as of the last day of such Fiscal Quarter.

4.3          Notices.  The Borrowers shall notify promptly Agent and each Lender of each of the following (and in no event later than three (3) Business Days after a Responsible Officer becomes aware thereof):

(a)           the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b)           any breach or non-performance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary of any Credit Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c)           any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary of any Credit Party and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $250,000;

(d)           the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary of any Credit Party (i) in which the amount of damages claimed is $250,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document;

(e)           (i) the receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f)           (i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA, or intent to terminate any Title IV Plan, a copy of such notice (ii) promptly, and in any event within ten (10) days, after any officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto, (iii) promptly, and in any event within ten (10) days after any officer of any ERISA Affiliate knows or has reason to know that an ERISA Event will or has occurred, a notice describing such ERISA Event, and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto, (iv) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (v) notification within 30 days of any increases having a cost to one or more of the Credit Parties in excess of $250,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, in the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or in the commencement of contributions to any such plan to which any Credit Party was not previously required to contribute;

(g)           any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement;

(h)           any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary of any Credit Party;

(i)           any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Credit Party or any Subsidiary of any Credit Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j)           the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent (other than issuances by Holdings of Stock or Stock Equivalents not requiring a mandatory prepayment hereunder); and

(k)           (i) the creation, or filing with the IRS, the CRA or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under the ITA or Section 481(a) of the Code, by reason of a change in accounting method or otherwise.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of each of the Borrowers setting forth details of the occurrence referred to therein, and stating what action the Borrowers or other Person proposes to take with respect thereto and at what time.  Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

4.4          Preservation of Corporate Existence, Etc.  Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the US Borrower’s Subsidiaries, in connection with transactions permitted by Section 5.3;

(b)           preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c)           use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(d)           preserve or renew all of its registered Trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)           conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its IP Licenses.

4.5           Maintenance of Property.  Each Credit Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6          Insurance.

(a)           Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of Holdings) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (ii) cause all such insurance relating to any Property or business of any Credit Party to name Agent as additional insured or lenders loss payee as agent for the applicable Lenders, as appropriate.  All policies of insurance on real and personal Property of the Credit Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent and naming Agent as lenders loss payee as agent for the applicable Lenders) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of the Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage.  Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent.  If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance.  Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b)           Unless the Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the Credit Parties’ expense to protect Agent’s and Lenders’ interests in the Credit Parties’ and their Subsidiaries’ properties.  This insurance may, but need not, protect the Credit Parties’ and their Subsidiaries’ interests.  The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary of any Credit Party makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property.  The applicable Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that there has been obtained insurance as required by this Agreement.  If Agent purchases insurance, the Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the applicable Obligations.  The costs of the insurance may be more than the cost of insurance the applicable Borrower may be able to obtain on its own.

(c)           The Credit Parties appoint agent as their attorney-in-fact to settle or adjust all property damage claims under its casualty insurance policies; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing or if the claim exceeds $1,000,000.  Agent shall have no duty to exercise such power of attorney, but may do so at its discretion.

4.7          Payment of Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a)           all tax liabilities, assessments and governmental charges or levies upon it or its Property, unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person; and (ii) the aggregate Liabilities secured by such Lien do not exceed $250,000.

(b)           all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c)           all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein, in any other Loan Documents and/or in any instrument or agreement evidencing such Indebtedness;

(d)           the performance of all obligations under any Contractual Obligation to such Credit Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)           payments to the extent necessary to avoid the imposition of a Lien with respect to, or the involuntary termination of any underfunded Benefit Plan or Canadian Benefit Plan.

4.8          Compliance with Laws.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9          Inspection of Property and Books and Records.  Each Credit Party shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person.  Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled Property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at the Credit Parties’ expense; provided the Credit Parties shall only be obligated to reimburse Agent for the expenses for four such field examinations, audits and inspections per year or more frequently if an Event of Default has occurred and is continuing.  Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

4.10        Use of Proceeds.  Each Borrower shall use the proceeds of the Loans solely as follows: (a) to pay costs and expenses required to be paid pursuant to Section 2.1, and (b) for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement; provided that Canadian Borrower shall not use any proceeds of the Loans to make Restricted Payments.

4.11        Cash Management Systems.  Each Credit Party (i) shall enter into, and cause each depository, securities intermediary, commodities or futures intermediary to enter into, Control Agreements providing for “full” cash dominion in the case of the US Credit Parties, or “springing” cash dominion in the case of the Canadian Credit Parties, with respect to each deposit, securities, commodity, futures or similar account maintained by such Person (other than the Credit Card Purchases Funding Account, any payroll account so long as such payroll account is a zero balance account and withholding tax, benefit and fiduciary accounts), (ii) shall establish lockboxes subject to Control Agreements and direct all Account Debtors to remit all payments directly into such lockboxes; provided, that the Canadian Borrower shall establish a lockbox with HSBC Bank Canada within thirty (30) days of the Closing Date and shall amend the applicable Control Agreement to include such lockbox, (iii) shall cause all funds in deposit accounts of a US Credit Party to be transferred on a daily basis to a concentration account that is subject to a Control Agreement, (iv) shall not maintain cash on deposit in disbursement accounts in excess of the sum of outstanding checks and wire transfers payable from such accounts and $100,000 and (v) shall cause all payments received by them to be deposited in deposit accounts within one (1) Business Day following receipt.

4.12        Landlord Agreements; Bailee Waivers.  If, after the Closing Date, any Credit Party acquires any leased Real Estate, or stores any Collateral at a warehouse, processor or coverter facility or other location, such Credit Party shall use commercially reasonable efforts to obtain a landlord agreement or bailee or mortgagee waivers, as applicable, from the applicable lessor of each leased property, bailee in possession of such Collateral or mortgagee of any owned property within thirty (30) days after the date of such acquisition or storage, which agreement shall be reasonably satisfactory in form and substance to Agent; provided that in the event that any Credit Party fails to obtain any such waiver for a location, the Agent shall have the right to establish Reserves satisfactory to the Agent for each such location unless and until the relevant Borrower subsequently obtains such waiver for such location reasonably satisfactory in form and substance to the Agent; provided, further, that with respect to the premises located at 9538 – 195 Street, Surrey, B.C., the Canadian Borrower shall have thirty (30) days after the Closing Date to obtain a landlord agreement from the lessor of such property.

4.13        Further Assurances.

(a)           Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)           Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations hereinafter set forth, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents, any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document.

(c)           Without limiting the generality of subsection 4.13(b) and except as otherwise approved in writing by Required Lenders, the US Credit Parties shall cause each of their Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and, to the extent no 956 Impact exists, Foreign Subsidiaries and Domestic Subsidiaries owned indirectly through a Foreign Subsidiary, to guaranty the US Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property to secure such guaranty of the US Obligations.  Furthermore and except as otherwise approved in writing by Required Lenders, each US Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) and First Tier Foreign Subsidiaries (provided that with respect to the Canadian Borrower or any other First Tier Foreign Subsidiary if a 956 Impact exists, such pledge shall be limited to sixty-six percent (66%) of such Foreign Subsidiary’s outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of such Foreign Subsidiary’s outstanding non-voting Stock and Stock Equivalents) and to the extent no 956 Impact exists, each of its Foreign Subsidiaries to pledge all of the Stock and Stock Equivalent of each of its Subsidiaries, in each instance, to Agent, for the benefit of the Secured Parties, to secure the US Obligations.  In connection with each such pledge of Stock and Stock Equivalents, the US Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.  In the event any US Credit Party or any Domestic Subsidiary (other than Domestic Subsidiaries owned indirectly through a Foreign Subsidiary) or, to the extent no 956 Impact exists, any Foreign Subsidiary, or any Domestic Subsidiary owned indirectly through a Foreign Subsidiary, of any US Credit Party acquires any Real Estate, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (v) an appraisal complying with FIRREA, (w) within forty-five (45) days of receipt of notice from Agent that Real Estate is located in a Special Flood Hazard Area, Federal Flood Insurance as required by subsection 4.6(a), (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current A.L.T.A. surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance satisfactory to Agent.  A “956 Impact” will be deemed to exist to the extent the issuance of a guaranty by, grant of a Lien by, or pledge of greater than two-thirds of the voting Stock and Stock Equivalents of, a Foreign Subsidiary, would result in material incremental income tax liability as a result of the application of Section 956 of the Code, taking into account actual anticipated repatriation of funds, foreign tax credits and other relevant factors. In addition to the obligations set forth in subsections 4.6(a) and 4.13(c)(w), within forty-five (45) days after written notice from Agent to US Credit Parties that any Real Estate is located in a Special Flood Hazard Area, US Credit Parties shall satisfy the Federal Flood Insurance requirements of subsection 4.6(a).

(d)           Without limiting the generality of subsection 4.13(b) or (c) and except as otherwise approved in writing by Required Lenders, the Credit Parties shall cause each of their Subsidiaries (excluding the Canadian Borrower) to guaranty the Canadian Obligations and to cause each such Subsidiary (including the Canadian Borrower) to grant to Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property to secure such Subsidiary’s Canadian Obligations.  Furthermore and except as otherwise approved in writing by Required Lenders, each Credit Party shall, and shall cause each of its Subsidiaries to, pledge all of the Stock and Stock Equivalents of each of its Subsidiaries to Agent, for the benefit of Agent and the Canadian Lenders, to secure the Canadian Obligations.  In connection with each pledge of Stock and Stock Equivalents, the Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.  In the event any Credit Party or any Subsidiary of any Credit Party acquires any Real Estate located outside of the United States, simultaneously with such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, (w) an appraisal, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent together with a lender’s title insurance policy issued by a title insurer reasonably satisfactory to Agent, in form and substance and in an amount reasonably satisfactory to Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens, (y) then current surveys, certified to Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to Agent, in form and substance satisfactory to Agent. If a Credit Party acquires Real Estate located in the United States, it shall provide Mortgages with respect to such Real Estate as security for the Canadian Obligations in accordance with, and otherwise comply with, the requirements set forth in subsection 4.13(c)(v), (w), (x), (y) and (z) and the last sentence of subsection 4.13(c).

4.14        Environmental Matters.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability.  Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary of any Credit Party or that there exist any Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

4.15        Vehicles.  The Borrowers shall promptly notify Agent after any Vehicle is acquired or purchased by any Credit Party after the Closing Date and shall deliver to Agent an updated Schedule 3.31 with such new Vehicle (and in no event later than five (5) Business Days after such acquisition or purchase) and, unless otherwise consented to by the Agent in its sole discretion, the Credit Parties shall arrange for Agent’s first priority security interest to be noted on the certificate of title of such Vehicle and shall file any other necessary documentation in each jurisdiction that Agent shall deem advisable to perfect its security interests in such Vehicle.

4.16        Canadian Pension Plans and Benefit Plans.

(a)           For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, each Canadian Credit Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(b)           All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by each Canadian Credit Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(c)           the Canadian Borrower shall deliver to Agent (i) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority.

4.17        Post-Closing Matters.  The Credit Parties shall deliver to Agent, in form and substance reasonably satisfactory to Agent, the items (or undertake the efforts) described on Schedule 4.17 on or before the dates specified with respect to such items and efforts or such later dates as may be agreed to by Agent, in its sole discretion.

ARTICLE V.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment or Canadian Revolving Loan Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

5.1          Limitation on Liens.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)           any Lien existing on the Property of a Credit Party or a Subsidiary of a Credit Party on the Closing Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by subsection 5.5(c);

(b)           any Lien created under any Loan Document;

(c)           Liens for taxes, fees, assessments or other governmental charges (i) which are not past due or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7;

(d)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not past due or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e)           Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f)           Liens consisting of judgment or judicial attachment liens (other than for payment of taxes, assessments or other governmental charges), provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Credit Parties and their Subsidiaries not exceeding $250,000;

(g)           easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary of any Credit Party;

 (h)        Liens on any Property acquired or held by any Credit Party or any Subsidiary of any Credit Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i)           Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j)           any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k)          non-exclusive licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business not interfering with the business of the Credit Parties or any of their Subsidiaries;

(l)           Liens in favor of collecting banks arising by operation of law under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under 4-208 of the Uniform Commercial Code;

(m)         Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n)          Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(o)          Liens in favor of Wells Fargo, National Association in the Credit Card Purchases Funding Account of up to $200,000 in the aggregate in such Credit Card Purchases Funding Account, securing Indebtedness permitted under subsection 5.5(h);

(p)          Liens arising from the filing of precautionary uniform commercial code financings statements with respect to any lease permitted by this Agreement; and

(q)          to the extent not included above, Prior Claims that are unregistered and secure amounts that are not yet due and payable.

5.2        Disposition of Assets.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Credit Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

(a)           (i) dispositions to any Person (other than a Canadian Credit Party or any other Affiliate of a Credit Party) of Inventory, all in the Ordinary Course of Business and (ii) the lease or rental of Equipment to any Person (other than a Canadian Credit Party or any other Affiliate of a Credit Party) in the Ordinary Course of Business;

(b)           dispositions to any Person (other than a Canadian Credit Party or any other Affiliate of a Credit Party) of Equipment (including, without limitation, dispositions of worn out, obsolete or surplus Equipment), all in the Ordinary Course of Business; provided that such sale is reflected in the US Borrowing Base or the Canadian Borrowing Base, as the case may be;

(c)           dispositions of Cash Equivalents;

(d)           transactions permitted under subsection 5.1(k); and

(e)           dispositions by a US Credit Party to a Canadian Credit Party of Inventory and Equipment in the Ordinary Course of Business in an aggregate amount not to exceed after the Closing Date $15,000,000 of the Net Orderly Liquidation Value of such Inventory and Equipment; provided that such sales are reflected in the US Borrowing Base and the Canadian Borrowing Base.

5.3         Consolidations and Mergers.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to (a) merge, amalgamate, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five (5) Business Days prior written notice to Agent, (a) any Subsidiary of the US Borrower may merge with, or dissolve or liquidate into, the US Borrower or a Wholly-Owned Subsidiary of the US Borrower which is a Domestic Subsidiary, provided that the US Borrower or such Wholly-Owned Subsidiary which is a Domestic Subsidiary shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed, and (b) any Foreign Subsidiary of the US Borrower may merge or amalgamate with or dissolve or liquidate into another Wholly-Owned Subsidiary of the US Borrower that is a Foreign Subsidiary of the Borrower provided that (i) if a First Tier Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such First Tier Foreign Subsidiary shall be the continuing or surviving entity and (ii) the Canadian Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent shall have been completed.

5.4         Acquisitions; Loans and Investments.  No Credit Party shall and no Credit Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Borrower, any Affiliate of any Borrower or any Subsidiary of any Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a)           Investments in cash and Cash Equivalents;

(b)           extensions of credit by Holdings to the US Borrower or by the US Borrower to any other US Credit Party (other than Holdings) or the Canadian Borrower; provided, that: (i) US Borrower, such US Credit Party or the Canadian Borrower shall execute and deliver to Holdings or the US Borrower, as the case may be, a note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing by the US Borrower, such US Credit Party or the Canadian Borrower, as the case may be, to Holdings or the US Borrower, as the case may be, which Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the US Obligations; (ii) Holdings or the US Borrower, as the case may be, shall accurately record all intercompany transactions on its books and records; (iii) at the time any such intercompany loan or advance is made by Holdings to the US Borrower or by the US Borrower to any other US Credit Party or the Canadian Borrower, as the case may be, and after giving effect thereto, Holdings or the US Borrower, as the case may be, shall be Solvent; (iv) the aggregate amount of intercompany Indebtedness and other extensions of credit (other than trade payables) owing by the Canadian Borrower to the US Borrower shall not exceed $2,500,000 at any one time outstanding; and (v)  trade payables owing by the Canadian Borrower to the US Borrower shall be permitted so long as such trade payables are incurred in the Ordinary Course of Business and the aggregate amount of such trade payables shall not exceed $5,000,000 at any one time outstanding.

(c)          Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to subsection 5.2(b);

(d)          Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e)          Investments existing on the Closing Date and set forth in Schedule 5.4;

(f)           loans or advances to employees permitted under Section 5.6; and

(g)          Permitted Acquisitions.

5.5         Limitation on Indebtedness.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)          the Obligations;

(b)          Indebtedness consisting of Contingent Obligations described in clause (a) of the definition of Indebtedness and permitted pursuant to Section 5.9;

(c)          Indebtedness existing on the Closing Date and set forth in Schedule 5.5, including Permitted Refinancings thereof;

(d)          Indebtedness consisting of Capital Lease Obligations or purchase money Indebtedness secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof not to exceed in the aggregate at any time outstanding $15,000,000;

(e)          unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

(f)           other unsecured Indebtedness owing to Persons that are not Affiliates of the Credit Parties not exceeding $500,000 in the aggregate at any time outstanding;

(g)          Subordinated Indebtedness of Holdings owing to Essex in an aggregate outstanding amount not to exceed $5,000,000 at any time; provided, that (i) the Agent shall have received reasonable advance notice of the incurrence and/or assumption of such Subordinated Indebtedness, including a reasonably detailed description thereof, at least 15 days prior to such incurrence and/or assumption (or such later date as may be agreed by the Agent) and on or prior to the date of such incurrence and/or assumption, the Agent shall have received copies of the proposed promissory note and related Contractual Obligations and other documents and information requested by the Agent, (ii) such Subordinated Indebtedness shall be unsecured and shall have no scheduled principal payments, prepayments, redemptions or interest payments (provided that such interest shall be permitted to be paid in kind in the form of additional Subordinated Indebtedness), prior to the date which is 12 months after the date set forth in clause (a) of the definition of Revolving Termination Date and is otherwise on terms satisfactory to the Agent in its sole discretion, and (iii) as of the date of incurrence and/or assumption of such Subordinated Indebtedness and after giving effect to all transactions to occur on such date no Default or Event of Default is continuing; and

(h)           Indebtedness arising under employee purchasing credit card arrangements with Wells Fargo Bank, National Association in an aggregate amount not to exceed $200,000 at any one time outstanding.

5.6         Employee Loans and Transactions with Affiliates.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of any Borrower or of any such Subsidiary, except:

(a)           as expressly permitted by this Agreement; or

(b)           in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party or such Subsidiary and which are disclosed in writing to Agent; provided, further, that in no event shall a Credit Party or any Subsidiary of a Credit Party perform or provide any management, consulting, administrative or similar services to or for any Person other than another Credit Party, a Subsidiary of a Credit Party or a customer who is not an Affiliate in the Ordinary Course of Business;

(c)           loans or advances to employees of the Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $50,000 in the aggregate outstanding at any time; and

(d)           non-cash loans or advances made by Holdings to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of Holdings.

All such transactions existing as of the Closing Date are described in Schedule 5.6.

5.7         Compensation.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party except:

(a)           payment of reasonable compensation to officers and employees of the Credit Parties for actual services rendered to the Credit Parties and their Subsidiaries in the Ordinary Course of Business; and

(b)           payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $50,000 in any Fiscal Year of the US Borrower.

5.8         Use of Proceeds.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9         Contingent Obligations.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)           endorsements for collection or deposit in the Ordinary Course of Business;

(b)           Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with Agent’s prior written consent;

(c)           Contingent Obligations of the Credit Parties and their Subsidiaries existing as of the Closing Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on the Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)           Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)           Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under subsection 5.2(b);

(f)            Contingent Obligations of the US Credit Parties arising under Letters of Credit;

(g)           Contingent Obligations arising under guaranties made in the Ordinary Course of Business of obligations of any Credit Party (other than Holdings and any Canadian Credit Party), which obligations are otherwise permitted hereunder; provided that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent; and

(h)           other Contingent Obligations not exceeding $100,000 in the aggregate at any time outstanding.

5.10       Employee Matters.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event (or any similar event under foreign law), that would, in the aggregate, result in Liabilities in excess of $250,000.  No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan or any Canadian Benefit Plan.

5.11       Restricted Payments.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the US Borrower may declare and pay dividends to the US Borrower or any Wholly-Owned Subsidiary of the US Borrower, and except that:

(a)           Holdings may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents; and

(b)           US Borrower may make distributions to Holdings to enable Holdings to make distributions to Essex to reimburse Essex for reasonable, out-of-pocket expenses incurred by Essex for the direct benefit of the Credit Parties (including, the Credit Parties’ allocable share of audit expenses) in an amount not to exceed $500,000 in the aggregate for any Fiscal Year of US Borrower; provided, that no Credit Party shall be permitted to reimburse Essex for overhead costs and expenses;

(c)           commencing on the first anniversary of the Closing Date and for each Fiscal Year thereafter, on a quarterly basis, the US Borrower may make distributions to Holdings which are immediately used by Holdings to make distributions to Essex, provided all of the following conditions are satisfied:

(i)           no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii)          after giving effect to such Restricted Payment, the Consolidated Senior Leverage Ratio for the most recent Fiscal Quarter for which financial statements have been delivered, would not exceed would not exceed 4.00 to 1.00;

(iii)         after giving effect to such Restricted Payment, the Consolidated EBITDA of Holdings for the last twelve months ended as of the most recent fiscal month for which financial statements have been delivered is not less than $12,000,000;

(iv)         Availability for each day in the sixty (60) day period immediately preceding the date of such Restricted Payment, on a pro forma basis, assuming such Restricted Payment was made on the first day of such period and on the date of such Restricted Payment after giving effect thereto, is not less than $10,000,000; and

(v)          US Borrower shall have notified Agent and Lenders of such proposed distribution at least fifteen (15) days prior to making such distribution and shall describe the amount of the proposed distribution and at or prior to making such distribution, the US Borrower shall have delivered to Agent a certificate of a Responsible Officer of Holdings to the effect that the conditions in clauses (i) through (iv) above have been satisfied and setting forth calculations for clauses (ii), (iii) and (iv) above, which certificate shall be in form reasonably satisfactory to Agent.

5.12       Change in Business.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date.  Holdings shall not engage in any business activities or own any Property other than (i) ownership of the Stock and Stock Equivalents of the US Borrower and (ii) activities and contractual rights incidental to maintenance of its corporate existence.

5.13       Change in Structure.  Except as expressly permitted under Sections 5.3 and 5.11, no Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, make any material changes in its equity capital structure, issue any Stock or Stock Equivalents, or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders.

5.14       Changes in Accounting, Name and Jurisdiction of Organization.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary of any Credit Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least twenty (20) days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent, including those to continue the perfection of its Liens, have been completed.

5.15       Amendments to Agreements.  No Credit Party shall and no Credit Party shall permit any of its Subsidiaries to (i) amend, supplement, waive or otherwise modify any provision of the DLL Facility in a manner adverse to Agent or Lenders or which would reasonably be expected to have a Material Adverse Effect, or (ii) take or fail to take any action under the DLL Facility that would reasonably be expected to have a Material Adverse Effect.

5.16       No Negative Pledges.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to any Borrower or any other Credit Party.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h) and 5.1(i) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.

5.17       OFAC; Patriot Act.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.29 and 3.30.

5.18       Sale-Leasebacks; Leases.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

5.19       Hazardous Materials.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary of any Credit Party).

5.20       Prepayments of Other Indebtedness.  No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under subsection 5.5(c) or (d), (d) prepayments of Indebtedness in the Ordinary Course of Business and (e) prepayment of intercompany Indebtedness to any Credit Party.

5.21       Bank Accounts.  The Credit Parties shall not establish any new bank accounts without prior written notice to Agent and unless, prior to any funds being deposited into such account(s), such account is maintained by any Credit Party with a financial institution reasonably acceptable to the Agent and, unless otherwise agreed to by the Agent, is subject to an effective Control Agreement (other than any payroll account so long as such payroll account is a zero balance account and withholding tax, benefit and fiduciary accounts).

ARTICLE VI.
FINANCIAL COVENANTS

Each Credit Party covenants and agrees that, so long as any Lender shall have any Revolving Loan Commitment or Canadian Revolving Loan Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

6.1         Fixed Charge Coverage Ratio.  Commencing with the calendar month ending November 30, 2011 and continuing with each calendar month thereafter, but only if on any day of such calendar month a Triggering Event has occurred, the Credit Parties shall not permit the Fixed Charge Coverage Ratio for the twelve fiscal month period then ended (or with respect to the calendar months ending on or before December 31, 2011, the period commencing on January 1, 2011 and ending on the last day of such calendar month) to be less than 1.20 to 1.00.  “Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

ARTICLE VII.
EVENTS OF DEFAULT

7.1         Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  Any Credit Party fails (i) to pay when and as required to be paid herein, any amount of principal of, or interest on, any Loan, including after maturity of the Loans, or to pay any L/C Reimbursement Obligation or (ii) to pay within three (3) Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

(b)           Representation or Warranty.  (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $100,000 in the aggregate in any Borrowing Base Certificate, (B) errors understating the US Borrowing Base or the Canadian Borrowing Base and (C) errors occurring when Availability continues to exceed $10,000,000 after giving effect to the correction of such errors); or

(c)           Specific Defaults.  Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of subsection 4.2(a), 4.2(b), 4.2(d), 4.3(a) or 9.10(d), Sections 4.1, 4.6, 4.9, 4.10, 4.11 or 4.17 or Article V or VI; or

(d)           Other Defaults.  Any Credit Party or Subsidiary of any Credit Party fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to the US Borrower by Agent or Required Lenders; or

(e)           Cross-Default.  Any Credit Party or any Subsidiary of any Credit Party (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation (other than Contingent Obligations owing by one Credit Party with respect to the obligations of another Credit Party permitted hereunder or earnouts permitted hereunder), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f)           Insolvency; Voluntary Proceedings.  Any Borrower, individually, ceases or fails, or the Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary of any Credit Party: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary of any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against any such Person’s Properties with a value in excess of $250,000 individually or in the aggregate and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or Subsidiary of any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Credit Party or any Subsidiary of any Credit Party acquiesces in the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(h)           Monetary Judgments.  One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any one or more of the Credit Parties or any of their respective Subsidiaries involving in the aggregate a liability of $250,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

(i)           Non-Monetary Judgments.  One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Credit Parties or any of their respective Subsidiaries which has or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(j)           Collateral.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary of any Credit Party party thereto or any Credit Party or any Subsidiary of any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest and/or hypothec in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected with a value in excess of $1,000,000 and first priority security interest and/or hypothec subject only to Permitted Liens; or

(k)           Ownership.  (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 50% of the issued and outstanding shares of capital Stock and Stock Equivalents of Essex having the right to vote for the election of directors of Essex under ordinary circumstances, (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Essex (together with any new directors whose election by the board of directors of Essex or whose nomination for election by the stockholders of Essex was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (c) Essex at any time ceases to own 100% of the issued and outstanding Stock and Stock Equivalents of Holdings, (d) Holdings ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of the US Borrower, or (e) the US Borrower ceases to own one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of the Canadian Borrower, in each instance in clauses (c) and (d) above and this clause (e), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Secured Parties; or

(l)           Subordinated Indebtedness.  The subordination provisions of any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligations thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions.

7.2         Remedies.  Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a)           declare all or any portion of the Revolving Loan Commitment and the Canadian Revolving Loan Commitment of each Lender to make Loans or of the L/C Issuer to Issue Letters of Credit to be suspended or terminated, whereupon such Revolving Loan Commitments and the Canadian Revolving Loan Commitments shall forthwith be suspended or terminated;

(b)           declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and/or

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the L/C Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or the L/C Issuer.

7.3           Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4           Cash Collateral for Letters of Credit.  If an Event of Default has occurred and is continuing, this Agreement (or the Revolving Loan Commitment and the Canadian Revolving Loan Commitment) shall be terminated for any reason or if otherwise required by the terms hereof, Agent may, and upon request of Required Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2), and the US Borrower shall thereupon deliver to Agent, to be held for the benefit of the L/C Issuer, Agent and the US Revolving Lenders entitled thereto, an amount of cash equal to 105% of the amount of Letter of Credit Obligations as additional collateral security for the US Obligations in respect of any outstanding Letter of Credit.  Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of the Credit Parties’ US Obligations.  The remaining balance of the cash collateral will be returned to the US Borrower when all Letters of Credit have been terminated or discharged, all Revolving Loan Commitments and Canadian Revolving Loan Commitments have been terminated and all Obligations have been paid in full in cash.

ARTICLE VIII.
THE AGENT

8.1         Appointment and Duties.

(a)           Appointment of Agent.  Each Lender and each L/C Issuer hereby appoints GE Capital (together with any successor Agent pursuant to Section 8.9) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in subsection 7.1(f) or (g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection and/or registering of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Credit Parties and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)           Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Secured Parties (except to the limited extent provided in subsection 1.4(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

8.2         Binding Effect.  Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Secured Parties.

8.3         Use of Discretion.

(a)           No Action without Instructions.  Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law.

(b)           Right Not to Follow Certain Instructions.  Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(c)           Exclusive Right to Enforce Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with the Loan Documents for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of the L/C Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.11 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 7.2 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 9.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.4         Delegation of Rights and Duties.  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article VIII to the extent provided by Agent.

8.5         Reliance and Liability.

(a)          Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.9, (ii) rely on the Register to the extent set forth in Section 1.4, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)          None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, Holdings, each Borrower and each other Credit Party hereby waive and shall not assert (and each of Holdings and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)           shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)          shall not be responsible to any Lender, L/C Issuer or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)         makes no warranty or representation, and shall not be responsible, to any Lender, L/C Issuer or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv)        shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from any Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer, Holdings and each Borrower hereby waives and agrees not to assert (and each of Holdings and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c)           Each Lender and L/C Issuer (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender and L/C Issuer further acknowledges that any Agent Report (i) is provided to the Lenders and L/C Issuers solely as a courtesy, without consideration, and based upon the understanding that such Lender or L/C Issuer will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Credit Parties solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Credit Parties.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)           Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender or L/C Issuer receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s or L/C Issuer’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender or L/C Issuer any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender or L/C Issuer having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer arising out of such Lender’s or L/C Issuer’s access to any Agent Report or any discussion of its contents.

8.6         Agent Individually.  Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender or as one of the Required Lenders, respectively.

8.7         Lender Credit Decision.

(a)           Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

(b)           If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Credit Parties upon request therefor by Agent or the Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Credit Parties or their Affiliates.

8.8         Expenses; Indemnities; Withholding.

(a)           Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)           Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Credit Party), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)           To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the IRS, the CRA or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses.  Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

8.9         Resignation of Agent or L/C Issuer.

(a)           Agent may resign at any time by delivering notice of such resignation to the Lenders and the US Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the US Borrower (unless such successor Agent is a Lender or an Affiliate of a Lender), which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)           Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents as Agent, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c)           Any L/C Issuer may refuse to Issue a Letter of Credit in its sole discretion.

8.10       Release of Collateral or Guarantors.  Each Lender and L/C Issuer hereby consents to the release and hereby directs Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)           any Subsidiary of any Borrower from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent) to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 4.13; and

(b)           any Lien held by Agent for the benefit of the Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 4.13 after giving effect to such transaction have been granted, (ii) any Property subject to a Lien permitted hereunder in reliance upon subsection 5.1(h) or 5.1(i) and (iii) all of the Collateral and all Credit Parties, upon (A) termination of the Revolving Loan Commitments and the Canadian Revolving Loan Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts and Bank Products, that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance acceptable to Agent.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five (5) Business Days’ advance notice from the Borrowers, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 8.10.

8.11       Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party confirms in writing (in form and substance acceptable to Agent) that it is bound by this Article VIII and Section 9.3, Section 9.9, Section 9.10, Section 9.11, Section 9.17, Section 9.24 and Section 10.1 (and, solely with respect to L/C Issuers, subsection 1.1(b)) and the decisions and actions of Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each of Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE IX.
MISCELLANEOUS

9.1         Amendments and Waivers.

(a)          No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrowers, do any of the following:

(i)           increase or extend the Revolving Loan Commitment or the Canadian Revolving Loan Commitment of any Lender (or reinstate any Revolving Loan Commitment or Canadian Revolving Loan Commitment terminated pursuant to subsection 7.2(a));

(ii)          postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Section 1.8 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii)         reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require the consent of the Required Lenders) or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including L/C Reimbursement Obligations;

(iv)        amend or modify subsection 1.10(c) or subsection 1.10(d);

(v)         change the percentage of the Revolving Loan Commitments or the Canadian Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(vi)        amend this Section 9.1 or the definition of Required Lenders or any provision providing for consent or other action by all Lenders;

(vii)       except as otherwise may be provided in this Agreement or the other Loan Documents, discharge any Credit Party from its respective payment Obligations under the Loan Documents or any Credit Party from its guaranty of any Obligation or release Collateral having an aggregate value of $10,000,000 in the aggregate in any Fiscal Year; or

(viii)      increase the percentage advance rates in the definition of US Borrowing Base or Canadian Borrowing Base, as the case may be;

it being agreed that (w) all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and (vii), (x) all US Revolving Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clause (viii) with respect to the US Borrowing Base, and (y) all Canadian Revolving Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clause (viii) with respect to the Canadian Borrowing Base.

(b)          No amendment, waiver or consent shall, unless in writing and signed by Agent, the Swingline Lender or the L/C Issuer, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent, the Swingline Lender or the L/C Issuer, as applicable, under this Agreement or any other Loan Document.  No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.  No amendment, modification or waiver of subsection 1.1(e) shall be effective without the written consent of PNC.

(c)          [Reserved].

(d)          [Reserved].

(e)          Notwithstanding anything to the contrary contained in this Section 9.1, (x) the Borrowers may amend Schedules 3.19 and 3.21 upon notice to Agent, (y) Agent may amend Schedule 1.1 to reflect Sales entered into pursuant to Section 9.9, and (z) Agent and the Borrowers may amend or modify this Agreement and any other Loan Document to grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Credit Parties in accordance with the Loan Documents; provided that no Accounts or Inventory or Equipment of such joined Credit Party shall be included as US Eligible Accounts, US Eligible Inventory, US Eligible Equipment, Canadian Eligible Accounts, Canadian Eligible Inventory or Canadian Eligible Equipment, as applicable, until a field examination (and, if required by Agent, an Inventory or Equipment appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion.

9.2         Notices.

(a)          Addresses.  All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on the applicable signature page hereto, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of each Borrower, Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrowers and Agent.  Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrowers, and (z) if receipt of such transmission is acknowledged by Agent.

(b)          Effectiveness.  (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by Canada Post or United States mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Article I shall be effective until received by Agent.

(i)           The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or E-System.

(c)          Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

9.3         Electronic Transmissions.

(a)           Authorization.  Subject to the provisions of subsection 9.2(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)           Signatures.  Subject to the provisions of subsection 9.2(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, PPSA, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act, the Electronic Commerce Act, 2000 (Ontario), and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Secured Party and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)           Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 9.2 and this Section 9.3, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d)           LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  Each Borrower, each other Credit Party executing this Agreement and each Secured Party agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

9.4         No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.5         Costs and Expenses.  Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of such Credit Party, and neither Agent nor any other Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.  In addition, the Borrowers agree to pay or reimburse upon demand (a) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (b) each Lender for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons prior to the Closing Date in connection with the preparation, negotiation and execution of the Loan Documents or any commitment or proposal letter therefor, any other document prepared in connection with the consummation the transactions contemplated herein, in each case including Attorney Costs of each Lender, (c) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners) and (d) Agent, each Lender and each of their respective Related Persons, and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation, including Attorney Costs of Agent and each Lender.

9.6         Indemnity.

(a)           Subject to, and without in any way limiting Section 1.16 hereof, each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing or (v) any and all losses, claims, damages, costs, expenses or liabilities of every kind whatsoever to which any of the Indemnitees may become subject to in connection with the Hedging Agreements-Other (collectively, the “Indemnified Matters”); provided, however, that no Credit Party shall have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, each of the Borrowers and each other Credit Party executing this Agreement waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)          Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by, or asserted against, any Indemnitee, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable solely to acts of such Indemnitee.

9.7         Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from any Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

9.8         Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9, and provided further that neither Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

9.9         Assignments and Participations; Binding Effect.

(a)           Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings, the Borrowers, the other Credit Parties signatory hereto, Agent and each Lender.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrowers, the other Credit Parties hereto (in each case except for Article VIII), Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents and, to the extent provided in Section 8.11, each other Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 8.9), none of Holdings, the Borrowers, any other Credit Party, any L/C Issuer or Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)           Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Revolving Loan Commitments or Canadian Revolving Loan Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or Impacted Lender) or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, with respect to Sales of Revolving Loan Commitments, each L/C Issuer that is a Lender (which acceptance shall not be unreasonably withheld or delayed) and, as long as no Event of Default is continuing, the Borrowers (which acceptance shall not be unreasonably withheld and delayed; provided that (x) such acceptance shall be deemed to have been given unless an objection is delivered to Agent within five (5) Business Days after notice of a proposed Sale is delivered to the Borrowers and (y) it shall not be unreasonable for the Borrowers to withhold consent to assignments to Competitors of the Borrowers and their Subsidiaries); provided, however, that (1) such Sales but must be ratable among the obligations owing to and owed by such Revolving Lender with respect to the Revolving Loans, (2) for each US Revolving Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the US Revolving Loans, Revolving Loan Commitments and Letter of Credit Obligations subject to any such Sale shall be in a minimum amount of $5,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of the Borrowers (to the extent Borrowers’ consent is otherwise required) and Agent, (3) any assignment by a Lender of its Revolving Loans and Revolving Loan Commitments shall only be made as an integrated part of assignments of an equal pro rata share of the US Revolving Loans and Revolving Loan Commitments and the Canadian Revolving Loans and Canadian Revolving Loan Commitments of such Lender and/or any Affiliate and/or Approved Fund of such Lender, (4) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, (5) interest accrued, other than any interest that is payable-in-kind, prior to and through the date of any such Sale may not be assigned, and (6) such Sales by Lenders who are Non-Funding Lenders due to clause (a) of the definition of Non-Funding Lender shall be subject to Agent’s prior written consent in all instances, unless in connection with such Sale, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in subsection 1.11(e)(v).  Agent’s refusal to accept a Sale to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Indebtedness or an Affiliate of such a holder, or to a Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable.

(c)           Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 10.1 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 9.9(b), upon Agent (and the Borrowers, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)           Effectiveness.  Subject to the recording of an Assignment by Agent in the Register pursuant to subsection 1.4(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Revolving Loan Commitments and the Canadian Revolving Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)           Grant of Security Interests.  In addition to the other rights provided in this Section 9.9, each Lender may grant a security interest in, hypothec in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f)           Participants and SPVs.  In addition to the other rights provided in this Section 9.9, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the applicable Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Article X, but, with respect to Section 10.1, only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to subsection 10.1(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the applicable Obligations), except for those described in clauses (ii) and (iii) of subsection 9.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in clause (vi) of subsection 9.1(a).  No party hereto shall institute (and each Borrower and Holdings shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Revolving Loan Commitments and the Canadian Revolving Loan Commitments and the payment in full of the Obligations.

9.10       Non-Public Information; Confidentiality.

(a)           Non-Public Information.  Each of Agent, each Lender and each L/C Issuer acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state securities laws and regulations and Canadian federal, provincial or territorial laws and regulations).

(b)           Confidential Information.  Each of Agent, each Lender and each L/C Issuer agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrowers’ consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners, Insurance Bureau of Canada or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts or Bank Products and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.

(c)           Tombstones.  Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any such press release, advertising or other promotional material to the Borrowers for review and comment prior to the publication thereof.

(d)           Press Release and Related Matters.  No Credit Party shall, and no Credit Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which GE Capital or any of its Affiliates is party without the prior written consent of GE Capital or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after advising GE Capital.

(e)           Distribution of Materials to Lenders and L/C Issuers.  The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System.

(f)           Material Non-Public Information.  The Credit Parties hereby agree that if either they, any parent company or any Subsidiary of the Credit Parties has publicly traded equity or debt securities in the United States or Canada, they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of United States or Canadian federal, state, provincial and territorial securities laws as “PUBLIC”. The Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of United States or Canadian federal, state, provincial and territorial securities laws. The Credit Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Credit Parties or Agent (including, Notices of Borrowing, Notices of Conversion/Continuation of US Revolving Loans, Notices of Conversion/Continuation of Canadian Revolving Loans, L/C Requests, Swingline requests and any similar requests or notices posted on or through an E-System). Before distribution of any Borrower Materials, the Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

9.11       Set-off; Sharing of Payments.

(a)           Right of Setoff.  Each of Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of any Borrower or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrowers and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.11 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, the L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b)           Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC, in the case of the US Credit Parties or the PPSA, in the case of the Canadian Credit Parties) of Collateral) other than pursuant to Section 9.9 or Article X and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation.  If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in subsection 1.11(e).

9.12       Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.13       Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.14       Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15       Independence of Provisions.  The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16       Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

9.17       No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the L/C Issuers party hereto, Agent and, subject to the provisions of Section 8.11, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18       Governing Law and Jurisdiction.

(a)           Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)           Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrowers and each other Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Credit Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)           Service of Process.  Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified United States mail or Canada Post, postage prepaid) to the address of the applicable Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 9.18 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

9.19       Waiver of Jury Trial.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.20       Entire Agreement; Release; Survival.

(a)           THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS OR SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)           Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each Borrower and each other Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)           (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.20, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality), (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement and (iii) the provisions of Section 8.1 of the Canadian Guaranty and Security Agreement, in each case, shall (x) survive the termination of the Revolving Loan Commitments and the Canadian Revolving Loan Commitments and the payment in full of all other Obligations and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

9.21       Patriot Act.  Each Lender that is subject to the Patriot Act hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act.

9.22       Replacement of Lender.  Within forty-five days after: (i) receipt by the Borrowers of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.6; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrowers may, at their option, notify Agent and such Affected Lender (or such non-consenting Lender) of the Borrowers’ intention to obtain, at the Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such non-consenting Lender), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrowers obtain a Replacement Lender within forty-five (45) days following notice of their intention to do so, the Affected Lender (or such non-consenting Lender) shall sell and assign its Loans and Revolving Loan Commitments and Canadian Revolving Loan Commitments to such Replacement Lender, at par, provided that the Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.9 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.22, the Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.22 and Section 9.9.  Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Revolving Loan Commitments and Canadian Revolving Loan Commitments to be sold and assigned, in whole or in part, at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.9, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

9.23       Joint and Several.  The obligations of the US Credit Parties hereunder and under the other Loan Documents with respect to the US Obligations are joint and several.  The obligations of the Credit Parties hereunder and under the other Loan Documents with respect to the Canadian Obligations are joint and several.  Without limiting the generality of the foregoing, reference is herein made to Article II of the Guaranty and Security Agreement, to which the obligations of Borrowers and the other Credit Parties are subject and Article II of the Canadian Guaranty and Security Agreement, to which the obligations of Canadian Borrower and the other Canadian Credit Parties are subject.

9.24       Creditor-Debtor Relationship.  The relationship between Agent, each Lender and the L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor.  No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

9.25       Actions in Concert.  Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against any Credit Party arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

9.26       Judgment Currency; Contractual Currency.

(a)           If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9.26 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 9.26 being hereinafter referred to as the “Judgment Conversion Date”).

(b)           If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 9.26(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.  Any amount due from a Credit Party under this subsection 9.26(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)           If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 9.26(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due and as a result any Lender has actually received in the Judgment Currency an amount that, when converted at the rate of exchange prevailing on the date of payment, could produce an amount in excess of the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date, then the applicable Lender shall remit to the applicable Credit Party such excess without interest.

(d)           The term “rate of exchange” in this Section 9.26  means the rate of exchange at which Agent could in accordance with its customary parties, on the relevant date at or about 1:00 p.m. (New York time), purchase the Obligation Currency with the Judgment Currency.

(e)           Any amount received or recovered by Agent in respect of any sum expressed to be due to it (whether for itself or as trustee for any other person) from any Credit Party under this Agreement or under any of the other Loan Documents in a currency other than the currency (the “Contractual Currency”) in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Credit Party or otherwise) shall only constitute a discharge of such Credit Party to the extent of the amount of the Contractual Currency that Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable).  If the amount of the Contractual Currency so purchased is less than the amount of the Contractual Currency so expressed to be due, such Credit Party shall indemnify Agent against any loss sustained by it as a result, including the cost of making any such purchase.

9.27       Loan Documents in English.  It is the express wish of the parties that this Agreement, any Loan Document and any related document be drawn up and executed in English.  Les parties conviennent que la présente convention et tous les documents s'y rattachant soient rédigés et signés en anglais.

9.28       No Deemed Subordination.  The reference to Permitted Liens herein or in any other Loan Document is not intended to subordinate and shall not subordinate, and shall not be interpreted as subordinating, any Lien created by any of the Loan Documents in favor of the Agent or Lenders to any such Permitted Lien.

9.29       Affirmation of Obligations.  Upon the effectiveness of this Agreement pursuant to Section 2.1 hereof, from and after the Closing Date: (a) the terms and conditions of the Existing Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among Credit Parties, the Lenders and the Agent accruing from and after the Closing Date; (b) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Credit Agreement or any other Loan Document (as defined therein) or affect the relative priorities thereof, in each case, to the extent in force and effect thereunder as of the Closing Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by each of the Credit Parties; (c) all indemnification obligations of the Credit Parties under the Existing Credit Agreement and any other Loan Documents (as defined therein) shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Agent and any other Person indemnified under the Existing Credit Agreement or any other Loan Document (as defined therein) at any time prior to the Closing Date; (d) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall  not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder, and the terms “Obligations”, “Guaranteed Obligations” and “Secured Obligations” as such terms are used in the Loan Documents shall include the Obligations as modified, amended and restated under this Agreement; (e) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent (as defined therein) under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; (f) any and all references to the Existing Credit Agreement in any Collateral Document or other Loan Document shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time and any and all references to the Collateral Documents or Loan Documents in any such Collateral Documents or any other Loan Documents shall be deemed a reference to the Collateral Documents or Loan Documents under the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time; and (g) the Liens granted pursuant to the Collateral Documents to which each of the Credit Parties is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Closing Date.

ARTICLE X.
TAXES, YIELD PROTECTION AND ILLEGALITY

10.1       Taxes.

(a)           Except as otherwise provided in this Section 10.1, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding Excluded Taxes, the “Taxes”).

(b)           If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 10.1), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

(c)           In addition, the Borrowers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”).  The Swingline Lender may, without any need for notice, demand or consent from the Borrowers, by making funds available to Agent in the amount equal to any such payment, make a Swing Loan to the US Borrower in such amount, the proceeds of which shall be used by Agent in whole to make such payment.  Within 30 days after the date of any payment of Other Taxes by any Credit Party, the Borrowers shall furnish to Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Agent.

(d)           The Borrowers shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrowers with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e)           Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its commercially reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Lending Office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(f)           (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by US Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the Borrowers (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Unless the US Borrower and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the applicable Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(i)           Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the US Borrower or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and the US Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(ii)           Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to Agent.

(iii)         If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and US Borrower any documentation under any Requirement of Law or reasonably requested by the Agent or US Borrower sufficient for Agent or US Borrower to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

(g)           Prior to becoming a Canadian Revolving Lender under this Agreement, each Person that is resident for the purposes of the Income Tax Act (Canada) in a jurisdiction outside of Canada (a “Canadian Foreign Lender”) shall provide to Canadian Borrower (with a copy to Agent) a form, certificate or document from the CRA, if available, and otherwise from the Canadian Foreign Lender certifying that the Canadian Foreign Lender is exempt from Canadian withholding tax or entitled to a reduction in Canadian withholding  taxes, as applicable, under the laws of Canada or under an applicable tax treaty between Canada and the jurisdiction in which the Canadian Foreign Lender is resident (“Canadian Withholding Tax Exemption Certificate”).  Thereafter, each Canadian Foreign Lender shall within fifteen (15) days after a reasonable written request of Canadian Borrower or Agent from time to time, provide to Canadian Borrower (with a copy to Agent) a Canadian Withholding Tax Exemption Certificate.  If a Canadian Foreign Lender is not entitled to an exemption from Canadian withholding taxes with respect to payments to be made to such Canadian Revolving Lender under this Agreement or under the Canadian Revolving Note or does not provide a Canadian Withholding Tax Exemption Certificate within the time periods set forth in the preceding sentence, Canadian Borrower shall withhold taxes from payments to such Canadian Foreign Lender at the applicable statutory rate.  Where the Canadian Foreign Lender has delivered to Canadian Borrower a Canadian Withholding Tax Exemption Certificate certifying that the Canadian Foreign Lender is entitled to a reduction in Canadian withholding taxes, such withholding shall be reduced under the provisions of any applicable tax treaty between Canada and the jurisdiction in which the Canadian Foreign Lender is resident.  The provision of a Canadian Withholding Tax Exemption Certificate shall not relieve the Canadian Borrower of its obligation to pay additional amounts under section 10.1 (b) hereof.

10.2       Illegality.  If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, on notice thereof by such Lender to the relevant Borrower through Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and the relevant Borrower that the circumstances giving rise to such determination no longer exists.

(a)           Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the applicable Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans, to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(b)           If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the applicable Borrower may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(c)           Before giving any notice to Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3       Increased Costs and Reduction of Return.

(a)           If any Lender or L/C Issuer shall determine that, due to either (i) the introduction of, or any change in, or in the interpretation of, any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender or L/C Issuer of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, or of Issuing or maintaining any Letter of Credit, then the applicable Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs; provided, that such Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(a) for any increased costs incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the applicable Borrower, in writing of the increased costs and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)          If any Lender or L/C Issuer shall have determined that:

(i)           the introduction of any Capital Adequacy Regulation;

(ii)          any change in any Capital Adequacy Regulation;

(iii)         any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv)         compliance by such Lender or L/C Issuer (or its Lending Office) or any entity controlling the Lender or L/C Issuer, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Loan Commitment(s), Canadian Revolving Loan Commitments, loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender or L/C Issuer (with a copy to Agent), the applicable Borrower shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase; provided, that such Borrower shall not be required to compensate any Lender or L/C Issuer pursuant to this subsection 10.3(b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies the applicable Borrower, in writing of the amounts and of such Lender’s or L/C Issuer’s intention to claim compensation thereof; provided, further, that if the event giving rise to such increase is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)           Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Requirement of Law under subsection (a) above and/or a change in a Capital Adequacy Regulation under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued and (ii) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in a Requirement of Law under subsection (a) above and/or change in a Capital Adequacy Regulation under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued.

10.4       Funding Losses.  The relevant Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of such Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b)           the failure of the relevant Borrower to borrow, continue or convert a US Revolving Loan or Canadian Revolving Loan, as the case may be, after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation of Revolving Loans;

(c)           the failure of any Borrower to make any prepayment after such Borrower has given a notice in accordance with Section 1.7;

(d)           the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e)           the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained; provided that, with respect to the expenses described in clauses (d) and (e) above, such Lender shall have notified Agent of any such expense within two (2) Business Days of the date on which such expense was incurred.  Solely for purposes of calculating amounts payable by any Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5       Inability to Determine Rates.  If Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding or maintaining such Loan, Agent will forthwith give notice of such determination to the Borrowers and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent revokes such notice in writing.  Upon receipt of such notice, the relevant Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation of Revolving Loans then submitted by it.  If such Borrower does not revoke such notice, the relevant Revolving Lenders shall make, convert or continue the applicable Revolving Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Revolving Loans shall be made, converted or continued as Base Rate Loans.

10.6       Reserves on LIBOR Rate Loans.  The relevant Borrower shall pay to each relevant Revolving Lender, as long as such Revolving Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Revolving Lender (as determined by such Revolving Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan provided the relevant Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to Agent) of such additional interest from the relevant Revolving Lender.  If a Revolving Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7       Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrowers (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

ARTICLE XI.
DEFINITIONS

11.1       Defined Terms.  The following terms are defined in the Sections or subsections referenced opposite such terms:

“956 Impact”	4.13(c)
“Affected Lender”	9.22
“Agent Report”	8.5(c)
“Aggregate Excess Funding Amount”	1.11(e)(iv)
“Borrower Materials”	9.10(d)
“Canadian Borrower”	Preamble
“Canadian Eligible Accounts”	1.13(b)
“Canadian Eligible Inventory”	1.14(b)
“Canadian Foreign Lender”	10.1(g)
“Canadian Overadvance”	1.1(d)(iii)
“Canadian Revolving Credit Facility”	1.1(d)(i)
“Canadian Revolving Loan”	1.1(d)(i)
“Canadian Revolving Loan Commitment”	1.1(d)(i)
“Canadian Withholding Tax Exemption Certificate”	10.1(g)
“Capital Expenditures”	Exhibit 4.2(b)
“Consolidated EBITDA”	Exhibit 4.2(b)
“Consolidated Net Interest Expense”	Exhibit 4.2(b)
“Contractual Currency”	9.26(e)
“Existing Agent”	Recitals
“Existing Credit Agreement”	Recitals
“Existing Lenders”	Recitals
“Event of Default”	7.1
“Fee Letter”	1.9(a)
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b)
“Holdings”	Preamble
“Indemnified Matters”	9.6(a)
“Indemnitees”	9.6(a)
“Intercompany Notes”	5.4(b)
“Interest Expense”	Exhibit 4.2(b)
“Investments”	5.4(b)
“Judgment Conversion Date”	9.26(a)
“Judgment Currency”	9.26(a)
“L/C Reimbursement Agreement”	1.1(b)(i)(C)
“L/C Reimbursement Date”	1.1(b)(v)
“L/C Request”	1.1(b)(ii)
“L/C Reserve Account”	1.17(b)(i)
“L/C Sublimit”	1.1(b)(i)(A)
“Letter of Credit Fee”	1.9(c)
“Maintenance Capital Expenditures”	Exhibit 4.2(b)
“Maximum Lawful Rate”	1.3(d)
“Maximum Revolving Loan Balance”	1.1(a)
“MNPI”	9.10(a)
“Net Interest Expense”	Exhibit 4.2(b)
“Notice of Conversion/Continuation of Revolving Loans”	1.6(a)
“Obligation Currency”	9.26(a)

“OFAC”	3.29
“Other Taxes”	10.1(c)
“Permitted Liens”	5.1
“PNC Swap Payments”	1.1(e)
“Register”	1.4(b)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan Commitment”	1.1(a)(i)
“Sale”	9.9(b)
“SDN List”	3.29
“Settlement Date”	1.11(b)
“Swingline Request”	1.1(c)(ii)
“Tax Returns”	3.10
“Taxes”	10.1(a)
“Terrorist Lists”	3.29
“Triggering Event”	4.2(d)
“Unpaid Drawing”	1.17(b)(i)
“Unused Commitment Fee”	1.9(b)
“US Borrower”	Preamble
“US Eligible Accounts”	1.13(a)
“US Eligible Inventory”	1.14(a)
“US Overadvance”	1.1(a)(iii)
“US Revolving Credit Facility”	1.1(a)(i)
“US Revolving Loan”	1.1(a)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC in the case of the US Credit Parties or the PPSA in the case of the Canadian Credit Parties) and all “claims” (for purposes of the Civil Code of Quebec) of the Canadian Credit Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Credit Party in respect of Inventory or Equipment purchased by and shipped to such customer, Equipment leased to such customer and/or the rendition of services by a Credit Party, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of any Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.  For purposes of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 50% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (b) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means GE Capital in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Aggregate Canadian Revolving Loan Commitment” means the combined Canadian Revolving Loan Commitments of the Canadian Lenders, which shall initially be in the amount of $10,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the US Revolving Lenders, which shall initially be in the amount of $75,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Applicable Margin” means with respect to Revolving Loans and Swing Loans: (i) if a Base Rate Loan, two and three-quarters percent (2.75%) per annum and (ii) if a LIBOR Rate Loan, three and three-quarters percent (3.75%) per annum.  Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 9.9 (with the consent of any party whose consent is required by Section 9.9), accepted by Agent, substantially in the form of Exhibit 11.1(a) or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance, exceeds (b) the aggregate outstanding principal balance of US Revolving Loans.

“Bank Products” means any one or more of the following types of services or facilities extended to the US Credit Parties by a Person who at the time such services or facilities were extended was a US Revolving Lender or Agent (or any Affiliate of a US Revolving Lender or Agent): (a) any treasury or other cash management services, including (i) deposit account, (ii) automated clearing house (ACH) origination and other funds transfer, (iii) depository (including cash vault and check deposit), (iv) zero balance accounts and sweep, and other ACH transactions, (v) return items processing, (vi) controlled disbursement, (vii) positive pay, (viii) lockbox, (ix) account reconciliation and information reporting, (x) payables outsourcing, (xi) payroll processing and (xii) daylight overdraft facilities and (b) card services, including (i) credit card (including purchasing card and commercial card), (ii) prepaid card, including payroll, stored value and gift cards, (iii) merchant services processing, and (iv) debit card services.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) LIBOR calculated for each such day based on an Interest Period of three months determined two (2) Business Days prior to such day (but for the avoidance of doubt, not less than one and one-half percent (1.50%) per annum), plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or LIBOR for an Interest Period of three months.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of either Borrower made on the same day by the Lenders pursuant to Article I.

“Borrowing Base Certificate” means a certificate of the US Borrower and the Canadian Borrower, on behalf of each Credit Party, in substantially the form of Exhibit 11.1(b) hereto (with such modifications as the Agent may require in its Permitted Discretion), duly completed as of a date acceptable to Agent in its sole discretion.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Rate Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Rate Loan, that is also a day on which dealings in US Dollar deposits are carried on in the London interbank market.

“CAM” shall mean the mechanism for allocation and exchange of interests in the Credit Facilities and collections thereunder established under Section 1.17.

“CAM Exchange” shall mean the exchange of the Lenders’ interests provided for in Section 1.17.

“CAM Exchange Date” shall mean the date on which (a) any event referred to in subsection 7.1(f) or (g) shall occur in respect of any Credit Party or (b) an acceleration of the Loans and other obligations hereunder pursuant to Section 7.2 shall occur.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to such Lender and such Lender’s participation in the aggregate Letter of Credit Obligations immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Equivalent Amount of US Dollars of the Obligations owed to all the Lenders and the aggregate Letter of Credit Obligations immediately prior to such CAM Exchange Date.  For purposes of computing each Lender’s CAM Percentage, all Obligations and Letter of Credit Obligations which are denominated in a currency other than US Dollars shall be translated into US Dollars at the rate of exchange in effect on the CAM Exchange Date.

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Credit Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           85% of the book value of Canadian Eligible Accounts at such time;

(b)           the lesser of (i) 50% of the net book value of Canadian Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, and (ii) $750,000;

(c)           the lesser of (i) 95% of the lesser of (x) the Net Orderly Liquidation Value and (y) the invoice cost, of Canadian Eligible New Sale Equipment Inventory and (ii) $2,000,000; and

(d)           85% of the Net Orderly Liquidation Value of Canadian Eligible Other Equipment;

less the sum of Reserves established by Agent at such time in its Permitted Discretion and the Canadian Liquidity Reserve.

“Canadian Commitment Percentage” means, as to any Canadian Revolving Lender, the percentage equivalent of such Canadian Revolving Lender’s Canadian Revolving Loan Commitment, divided by the Aggregate Canadian Revolving Loan Commitment; provided that following acceleration of the Loans, such term means, as to any Canadian Revolving Lender, the percentage equivalent of the principal amount of the Loans held by such Canadian Revolving Lender, divided by the aggregate principal amount of the Loans held by all Canadian Revolving Lenders.

“Canadian Credit Party” means the Canadian Borrower or Subsidiary thereof or any other direct or indirect Subsidiary of Holdings organized under the laws of a jurisdiction in Canada (or of Canada).

“Canadian Dollars” or “CDN$” means the lawful money of Canada.

“Canadian Eligible Aged Sale Equipment Inventory” means all Equipment that is owned by the Canadian Borrower which consists of new Equipment held for sale in the Ordinary Course of Business of the Canadian Borrower and owned or held by the Canadian Borrower for a period of six (6) months or greater, other than any Equipment that is described in any of clauses (a) through (h) of the definition of Canadian Eligible New Sale Equipment Inventory.

“Canadian Eligible Equipment” means all Canadian Eligible New Sale Equipment Inventory and Canadian Eligible Other Equipment.

“Canadian Eligible New Sale Equipment Inventory” means all Equipment that is owned by the Canadian Borrower, which consists of new Equipment held for sale in the Ordinary Course of Business of the Canadian Borrower and owned or held by the Canadian Borrower for a period of less than six (6) months, other than:

(a)            Equipment that is obsolete or unsaleable;

(b)            Equipment that is damaged or unfit for sale;

(c)            Equipment is located at any site if the aggregate value of Inventory and Equipment included in the Canadian Borrowing Base at any such location is less than $50,000;

(d)           Equipment that is placed on consignment or is leased or rented or is held for lease or rental by the Canadian Borrower to another Person or is used to service other Equipment;

(e)            Equipment that (1) is not located on premises owned, leased or rented by the Canadian Borrower and set forth in Schedule 3.21 or (2) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (3) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (4) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or (5) is located outside of Canada or one of its territories;

(f)            Equipment that is in transit, except for Equipment in transit between domestic locations of Canadian Credit Parties as to which Agent’s Liens have been perfected at origin and destination; or

(g)           Equipment that is Canadian Excluded Equipment.

“Canadian Eligible Other Equipment” means all Canadian Eligible Aged Sale Equipment Inventory, Canadian Eligible Rental Equipment, Canadian Eligible Service Equipment and Canadian Eligible Used Sale Equipment.

“Canadian Eligible Rental Equipment” means all Equipment that is owned by the Canadian Borrower, which consists of Equipment rented or held for rental in the Ordinary Course of Business of the Canadian Borrower, other than:

(a)            Equipment that is obsolete or not rentable;

(b)            Equipment that is damaged or unfit for rental;

(c)            Equipment that is held for sale or used to service other Equipment;

(d)           Equipment that (1) is not located on premises owned, leased or rented by the Canadian Borrower and set forth in Schedule 3.21 or in transit to, or at the location of, a jobsite of a Person to whom such Equipment is rented in the ordinary course of business or (2) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (3) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (4) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (5) is located outside of Canada or one of its territories;

(e)           Equipment that is subject to a rental agreement for a term of one year or longer unless the Canadian Borrower has a first priority security interest in such rental Equipment as against the creditors of the Person renting such Equipment; or

(f)           Equipment that is Canadian Excluded Equipment.

“Canadian Eligible Service Equipment” means all Equipment that is owned by Canadian Borrower and is used to service other Equipment in the Ordinary Course of Business of the Canadian Borrower, other than:

(a)           Equipment that is damaged or unfit for use in servicing other Equipment;

(b)           Equipment that is held for sale, lease or rental or that is leased, rented or placed on consignment;

(c)           Equipment that (1) is not located on premises owned, leased or rented by the Canadian Borrower and set forth in Schedule 3.21 or (2) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (3) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (4) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, (5) is at, or is in transit to, a customer in the Ordinary Course of Business in Canada or (6) is located outside of Canada or one of its territories; or

(d)           Equipment that is Canadian Excluded Equipment.

“Canadian Eligible Used Sale Equipment” means all Equipment that is owned by the Canadian Borrower which consists of used Equipment held for sale in the Ordinary Course of Business of the Canadian Borrower, other than any Equipment that is described in any of clauses (a) through (h) of the definition of Canadian Eligible New Sale Equipment Inventory.

“Canadian Excluded Equipment” means any of the following Equipment of the Canadian Borrower:

(a)           Equipment subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Equipment (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(b)           Equipment that is not marked with, and identifiable by, serial number and/or manufacturer’s part number;

(c)           Equipment that consists of display items, tooling or replacement parts;

(d)           Equipment that consists of any costs associated with “freight in” charges;

(e)           Equipment that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(f)           Equipment that is not covered by casualty insurance reasonably acceptable to Agent;

(g)           Equipment that is not owned by the Canadian Borrower or is subject to Liens other than Permitted Liens described in subsections 5.1(b), (c), (d) and (f) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Canadian Borrower’s performance with respect to that Equipment);

(h)           Equipment that is subject to the rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) and Equipment that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Canadian Revolving Lenders, except for Liens described in subsection 5.1(d) (subject to Reserves); or

(i)           Equipment that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Canadian Revolving Lenders.

“Canadian Guaranty and Security Agreement” means the Security Agreement, dated as of the Closing Date, in form and substance reasonably acceptable to Agent and the Canadian Borrower, made by the Canadian Borrower in favor of Agent, for the benefit of itself and the Canadian Revolving Lenders, as the same may be amended, restated and/or modified from time to time.

“Canadian Liquidity Reserve” means, as of any date of determination, the sum (to the extent a positive number) of (a) the Canadian Borrowing Base at such time (without giving effect to any reduction for the Canadian Liquidity Reserve), minus (b) an amount equal to the sum of (x) (i) 85% of the book value of Canadian Eligible Accounts at such time, (ii) 50% of the book value of Canadian Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis and (iii) the Net Orderly Liquidation Value of Canadian Eligible Equipment, divided by (y) 1.25; provided, that the Canadian Liquidity Reserve shall be limited to (1) sixty percent (60%) of such amount for the period commencing on July 1, 2011 and ending on September 30, 2011, (2) seventy-five percent (75%) of such amount for the period commencing on October 1, 2011 and ending on December 31, 2011, and (3) thereafter, one hundred percent (100%) of such amount.

“Canadian Obligations” means all Obligations owing by any Canadian Credit Party to Agent or any Canadian Revolving Lender.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Revolving Lenders” means GE Capital, the other Canadian Revolving Lenders named on the signature pages of the Agreement, and, if any such Canadian Revolving Lender shall decide to assign all or any portion of the Canadian Obligations, such term shall include any assignee of such Canadian Revolving Lender.

“Canadian Revolving Note” means a promissory note of the Canadian Borrower payable to a Canadian Revolving Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Canadian Borrower under the Canadian Revolving Loan Commitment of such Canadian Revolving Lender.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guarantied or insured by the federal government of the United States or Canada or (ii) issued by any agency of the federal government of the United States or Canada the obligations of which are fully backed by the full faith and credit of the federal government of the United States or Canada, as the case may be, (b) any readily-marketable direct obligations issued by any other agency of the federal government of the United States or Canada, any state of the United States, any province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States or any province of Canada, (d) any US Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof, the District of Columbia or Canada, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States or Canadian money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States or Canada, as applicable; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Chattel Paper” means any “chattel paper,” (as such term is defined in the UCC, in the case of the US Credit Parties or the PPSA, in the case of the Canadian Credit Parties), including electronic chattel paper and tangible chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“CIPO” means the Canadian Intellectual Property Office.

“Closing Date” means November 14, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party, who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of Agent, Lenders and other Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Canadian Guaranty and Security Agreement, the Mortgages, each Control Agreement, the Intercompany Notes, and all other security agreements, pledge agreements, patent, copyright and trademark security agreements, lease assignments, guaranties and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of any Credit Party, and any Lender or Agent for the benefit of Agent, the Lenders and other Secured Parties now or hereafter delivered to the Lenders or Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC, PPSA or comparable law) against any such Person as debtor in favor of any Lender or Agent for the benefit of Agent, the Lenders and the other Secured Parties, as secured party, as any of the foregoing may be amended, restated and/or modified from time to time.

“Competitor” means a distributor or renter of mobile cranes (including but not limited to boom trucks, truck mounted cranes and crawler cranes), tower cranes and/or other lifting equipment including forklifts and aerial work platforms, used in industrial or commercial heavy construction.  In addition, a Competitor shall include any distributor of Manitowoc Crane Group products in the prior five years.

“Consolidated Senior Leverage Ratio” means, with respect to Holdings and its Subsidiaries, on a consolidated basis as of any date, the ratio of (a) the aggregate amount of Indebtedness (other than Subordinated Indebtedness but including the US Revolving Loans, Canadian Revolving Loans, Swing Loans and Letter of Credit Obligations) outstanding as of such date to (b) Consolidated EBITDA for the twelve months ended on that date of determination.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determined amount, the maximum amount so guarantied or supported.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, futures account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (within the meaning of the PPSA, in the case of the Canadian Credit Parties, or Articles 8 and 9 under the applicable UCC, in the case of the US Credit Parties) over such account to Agent.

“Conversion Date” means any date on which the (a) US Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan or (b) Canadian Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“CRA” means the Canada Revenue Agency.

“Credit Card Purchases Funding Account” means the US Borrower’s credit card purchases funding account, account number 4122105471, located at Wells Fargo Bank, National Association.

“Credit Facilities” means the US Revolving Credit Facility and the Canadian Revolving Credit Facility.

“Credit Parties” means Holdings, the US Borrower, the Canadian Borrower and each other Person (i) which executes a guaranty of the Obligations, (ii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iii) all of the Stock of which is pledged to Agent for the benefit of the Secured Parties.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Designs” means all of the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Design License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsections 5.2(a), 5.2(c) and 5.2(d), and (b) the sale or transfer by any Borrower or any Subsidiary of such Borrower of any Stock or Stock Equivalent issued by such Subsidiary of such Borrower and held by such transferor Person.

“DLL” means De Lage Landon Financial Services, Inc.

“DLL Facility” means that certain Agreement for Inventory Financing, dated June 25, 2009, entered into among the US Borrower, as borrower, and DLL, as lender, as amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and Attorney’s Costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary of any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary of any Credit Party, whether on, prior or after the date hereof.

“Equipment” means all “equipment,” as such term is defined in the UCC, in the case of the US Credit Parties or the PPSA, in the case of the Canadian Credit Parties, now owned or hereafter acquired by any Credit Party, wherever located.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from Agent converting the first currency into the second currency at approximately 12:00 noon (New York time) on such day in accordance with Agent’s customary practice for commercial loans being administered by it or at such other rate as may have been agreed in writing among the US Borrower and Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Essex” means Essex Rental Corp., a Delaware corporation.

“Event of Loss” means, with respect to any Property, any of the following: (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Tax” means with respect to any Secured Party (a) taxes measured by net income (including branch profit taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Secured Party” under this Agreement in the capacity under which such Person makes a claim under Section 10.1(b) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 9.22) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(b); (c) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 10.1(f), and (d) in the case of a Non-U.S Lender Party, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender Party as a result of such Non-U.S. Lender Party’s failure to comply with FATCA to establish a complete exemption from withholding thereunder.

“Existing Canadian Facility” means that certain Revolving Credit Agreement, dated August 17, 2007, entered into among the Canadian Borrower, NCA Crane Parent, Inc., GE Canada Equipment Financing G.P., as agent and lender and the other lenders party thereto from time to time, as amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as determined by Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Availability Date” means the earlier of the Revolving Termination Date and one (1) Business Day prior to the date specified in clause (a) of the definition of Revolving Termination Date.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by a US Credit Party or indirectly by a Credit Party through one or more Domestic Subsidiaries.

“Fiscal Quarter” means any of the quarterly accounting periods of the Credit Parties, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Credit Parties ending on December 31 of each year.

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines.  Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Funded Indebtedness” means, as of any date of measurement, all Indebtedness of Holdings and its Subsidiaries as of the date of measurement (other than Indebtedness of the type described in clauses (g), (h), (i) and (j) (other than with respect to clause (j), guaranties of Indebtedness of others of the type not described in clauses (g), (h) and (i) of the definition of Indebtedness) of the definition of Indebtedness).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the  statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination.  Subject to Section 11.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Subsection 3.11(b).

“Governmental Authority” means any nation, sovereign or government, any state, provincial or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners and the Insurance Bureau of Canada).

“Guaranty and Security Agreement” means that certain Amended and Restated Guaranty and Security Agreement, dated as of the Closing Date, in form and substance reasonably acceptable to Agent and the US Borrower, made by the Credit Parties in favor of Agent, for the benefit of the Secured Parties, as the same may be amended, restated and/or modified from time to time.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Hedging Agreements-Other” has the meaning set forth in the Purchase Agreement.

“Impacted Lender” means any Lender that fails to provide Agent, within three (3) Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or any Lender that has a Person that directly or indirectly controls such Lender and such Person (a) becomes subject to a voluntary or involuntary case under any Insolvency Law or any similar bankruptcy laws, (b) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets, or (c) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (a) through (c), Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender.  For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the final scheduled payment date for the Revolving Loan, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Insolvency Laws” means any of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under any Insolvency Law or United States or Canadian federal, state, provincial or foreign law.

“Instruments” means all “instruments,” (as such term is defined in the UCC, in the case of the US Credit Parties or the PPSA, in the case of the Canadian Credit Parties), now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, IP Licenses and Designs.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan, and (b) with respect to Base Rate Loans (including Swing Loans), the first day of each calendar month.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Revolving Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two or three months thereafter, as selected by the relevant Borrower in its Notice of Borrowing or Notice of Conversion/Continuation of Revolving Loans; provided that:

(a)          if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)          any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC, in the case of the US Credit Parties or the PPSA, in the case of the Canadian Credit Parties) of the Credit Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Design Licenses and Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing.  The terms “Issued” and “Issuance” have correlative meanings.

“ITA” means the Income Tax Act (Canada).

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Agent, in such Person’s capacity as an issuer of Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the US Borrower to the L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lenders” means the US Revolving Lenders and the Canadian Revolving Lenders, collectively.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrowers and Agent.

“Letter of Credit” means documentary or standby letters of credit Issued for the account of the US Borrower by L/C Issuers, and bankers’ acceptances issued by the US Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of the US Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in subsection 1.1(b) with respect to any Letter of Credit.  The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the highest of (a) one and one-half percent (1.50%) per annum, (b) the offered rate per annum for deposits of US Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period and (c) the offered rate per annum for deposits of US Dollars for an Interest Period of three (3) months that appears on Reuters Screen LIBOR 01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day of the applicable Interest Period.  If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent at which deposits of US Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loans” means the US Revolving Loans, the Canadian Revolving Loans and the Swing Loan.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Collateral Documents, the Master Agreement for Standby Letters of Credit, the Master Agreement for Documentary Letters of Credit and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Manitowoc Agreements” means (a) that certain Distributor Sales and Service Agreement, dated July 19, 2007, by and between Manitowoc Crane Group, including Manitowoc Cranes, Inc., a Wisconsin corporation, Grove U.S. LLC, a Delaware limited liability company, National Crane Corporation, a Delaware corporation, Deutsche Grove GmbH, a German limited company, and Protain SAS, a French limited Company (collectively, the “Manitowoc Group”) and Old Coast Crane, as amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted hereunder and (b) the Security Agreement, dated as of November 22, 2010, by and among US Borrower, Grove U.S. LLC and Manitowoc Cranes, LLC.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) or prospects of the Credit Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Credit Party, any Subsidiary of any Credit Party or any other Person (other than Agent or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to Agent for the benefit of the Secured Parties under any of the Collateral Documents.  Without limiting the generality of the foregoing, any event or occurrence which results or would reasonably be expected to result in Liabilities to the Credit Parties in excess of $1,000,000 individually or in the aggregate shall be deemed to have a Material Adverse Effect.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $250,000 in the aggregate.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory and/or Equipment, as applicable, which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory and/or Equipment delivered to Agent by an appraiser reasonably acceptable to Agent; provided, that if (i) any Inventory and/or Equipment is not subject to a recent third-party appraisal, the “Net Orderly Liquidation Value” shall be determined by Agent in its sole discretion by taking into consideration the Net Orderly Liquidation Value set forth in the most recently delivered third-party appraisal and (ii) any new Inventory and/or Equipment is not of a type subject to the most recent third-party appraisal delivered to the Agent, then to the extent an appraiser reasonably acceptable to Agent delivers to Agent an appraisal letter with respect to such Inventory and/or Equipment, the “Net Orderly Liquidation Value” of such new Inventory and/or Equipment shall be determined by such appraisal and shall not be determined under the foregoing clause (i).

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to any Borrower or any Affiliate of any Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) so long as no Default or Event of Default has occurred and is continuing, all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to any Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Lender that has (i) become subject to a voluntary or involuntary case under the Insolvency Law or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Non-U.S. Lender Party” means each of Agent, each US Revolving Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any US Revolving Note, Canadian Revolving Note or Swingline Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by either Borrower to Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(c) hereto.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document, any Bank Product or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Old Coast Crane” means Coast Crane Company, a Delaware corporation and debtor in Chapter 11 Case No. 10-21229 in the United States Bankruptcy Court for the Western District of Washington at Seattle.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Acquisition by (i) a US Credit Party (other than Holdings) of substantially all of the assets of a Target, which assets are located in the United States or (ii) a Credit Party (other than Holdings) of 100% of the Stock and Stock Equivalents of a Target organized under the laws of any State in the United States or the District of Columbia, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)           to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 2.2 shall have been satisfied;

(b)           the US Borrower shall have notified Agent and Lenders of such proposed Acquisition at least thirty (30) days prior to the consummation thereof and furnished to Agent and Lenders at least fifteen (15) days prior to the consummation thereof (1) an executed term sheet and/or letter of intent (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of Agent, such other information and documents that Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) pro forma financial statements of Holdings and its Subsidiaries after giving effect to the consummation of such Acquisition, and (3) copies of such other agreements, instruments and other documents as Agent reasonably shall request;

(c)           the Borrowers and each of their Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 4.13 and Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of the seller’s representations, warranties and indemnities to any Borrower or any of its Subsidiaries under the acquisition documents;

(d)          such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(e)           no Default or Event of Default shall then exist or would exist after giving effect thereto;

(f)           the average daily Availability shall be not less than $10,000,000 for the ninety (90) day period preceding such Acquisition and, on a pro forma basis, for the ninety (90) day period after giving effect to such Acquisition; and

(g)           the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and Liabilities incurred, assumed or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments) for all Acquisitions consummated during the term of this Agreement shall not exceed $10,000,000 in the aggregate for all such Acquisitions.

Notwithstanding the foregoing, no Accounts or Inventory or Equipment acquired by a Credit Party in a Permitted Acquisition shall be included as US Eligible Accounts, US Eligible Inventory, US Eligible Equipment, Canadian Eligible Accounts, Canadian Eligible Inventory or Canadian Eligible Equipment, as applicable, until a field examination (and, if required by Agent, an Inventory or Equipment appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion; provided that field examinations and appraisals in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under subsection 5.5(c) or 5.5(d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“PNC” means PNC Bank, National Association.

“PPSA” means the Personal Property Security Act (British Columbia) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than British Columbia, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions (including the Civil Code of Quebec).

“Prior Claims” means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent’s security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including, without limitation, for amounts owing for employee source deductions, vacation pay, goods and services taxes, sales taxes, harmonized sales taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations and deficits, Wage Earner Protection Program Act (Canada) obligations and overdue rents.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Agreement” means that certain Asset Purchase Agreement, dated as of November 1, 2010, between US Borrower and Old Coast Crane, as may be amended, restated, supplemented or otherwise modified from time to time with the consent of Agent and the Lenders.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary of any Credit Party.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the Aggregate Revolving Loan Commitment then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans; provided, that if there are only two Lenders holding one hundred percent (100%) of the Aggregate Revolving Loan Commitment then in effect, “Required Lenders” mean Lenders then holding 100% of the Aggregate Revolving Loan Commitment then in effect.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any  Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves” means, (a) with respect to the US Borrowing Base (1) reserves established by Agent from time to time against US Eligible Accounts pursuant to Section 1.13(a) and US Eligible Inventory pursuant to Section 1.14(a) and US Eligible Equipment pursuant to Section 1.15(a), and (2) such other reserves against US Eligible Accounts, US Eligible Inventory  (including reserves for any costs associated with “freight in” charges) or US Eligible Equipment that Agent may, in its Permitted Discretion, establish from time to time, (b) with respect to the Canadian Borrowing Base (1) reserves established by Agent from time to time against Canadian Eligible Accounts pursuant to Section 1.13(b) and Canadian Eligible Inventory pursuant to Section 1.14(b) and Canadian Eligible Equipment pursuant to Section 1.15(b), and (2) such other reserves against Canadian Eligible Accounts, Canadian Eligible Inventory  (including reserves for any costs associated with “freight in” charges) or Canadian Eligible Equipment that Agent may, in its Permitted Discretion, establish from time to time including, reserves for Prior Claims and (c) reserves established by Agent from time to time against Availability that Agent may, in its Permitted Discretion, establish from time to time.  Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness or the payment of unpaid rent or other charges and liabilities shall be deemed to be an exercise of Agent’s Permitted Discretion.

“Responsible Officer” means the chief executive officer or the president of Holdings or either Borrower, as the case may be, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of Holdings or either Borrower, as the case may be, or any other officer having substantially the same authority and responsibility.

“Revolving Lender” means each Lender with a Revolving Loan Commitment or Canadian Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who hold US Revolving Loans or participations in Swing Loans or if the Canadian Revolving Loan Commitments have terminated, who hold Canadian Revolving Loans).

“Revolving Loan” means the US Revolving Loans and the Canadian Revolving Loans.

“Revolving Termination Date” means the earlier to occur of: (a) November 24, 2014; and (b) the date on which the Aggregate Revolving Loan Commitment and Aggregate Canadian Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party including, with respect to the US Obligations only, each Secured Swap Provider and each provider of a Bank Product.

“Secured Rate Contract” means (i) the Hedging Agreements–PNC (as defined in the Purchase Agreement) and (ii) any Rate Contract between the US Borrower and the counterparty thereto, which (A) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (B) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with the US Borrower, or (ii) a Person with whom the US Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee thereof.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than fifty percent (50%) of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Swingline Commitment” means $7,500,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and the US Borrower, to act as the Swingline Lender hereunder.

“Swingline Note” means a promissory note of the US Borrower payable to the Swingline Lender, in substantially the form of Exhibit 11.1(f) hereto, evidencing the Indebtedness of the US Borrower to the Swingline Lender resulting from the Swing Loans made to the US Borrower by the Swingline Lender.

“Swingline Request” has the meaning specified in clause (ii) of subsection 1.1(c).

“Swing Loan” has the meaning specified in clause (i) of subsection 1.1(c).

“Target” means any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition.

“Tax Affiliate” means, (a) the Borrowers and each their Subsidiaries and (b) any Affiliate of any Borrower with which such Borrower files or is required to file tax returns on a consolidated, combined, unitary or similar group basis.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“US Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)           85% of the book value of US Eligible Accounts at such time;

(b)           the lesser of (i) 50% of the net book value of US Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, and (ii) $5,000,000;

(c)           the lesser of (i) 95% of the lesser of (x) the Net Orderly Liquidation Value and (y) the invoice cost, of US Eligible New Sale Equipment Inventory and (ii) $15,000,000; and

(d)           85% of the Net Orderly Liquidation Value of US Eligible Other Equipment;

less the sum of Reserves established by Agent at such time in its Permitted Discretion and the US Liquidity Reserve.

“US Commitment Percentage” means, as to any US Revolving Lender, the percentage equivalent of such US Revolving Lender’s Revolving Loan Commitment, divided by the Aggregate Revolving Loan Commitment; provided that following acceleration of the Loans, such term means, as to any US Revolving Lender, the percentage equivalent of the principal amount of the Loans held by such US Revolving Lender, divided by the aggregate principal amount of the Loans held by all US Revolving Lenders.

“US Credit Party” means each Credit Party which is not a Canadian Credit Party.

“US Dollar Equivalent” means the amount in US Dollars for any amount denominated in US Dollars and the Equivalent Amount in US Dollars of any amount denominated in any other currency.

“US Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“US Eligible Aged Sale Equipment Inventory” means all Equipment that is owned by the US Borrower which consists of new Equipment held for sale in the Ordinary Course of Business of the US Borrower and owned or held by the US Borrower for a period of six (6) months or greater, other than any Equipment that is described in any of clauses (a) through (h) of the definition of US Eligible New Sale Equipment Inventory.

“US Eligible Equipment” means all US Eligible New Sale Equipment Inventory and US Eligible Other Equipment.

“US Eligible New Sale Equipment Inventory” means all Equipment that is owned by the US Borrower, which consists of new Equipment held for sale in the Ordinary Course of Business of the US Borrower and owned or held by the US Borrower for a period of less than six (6) months, other than:

(a)           Equipment that is obsolete or unsaleable;

(b)           Equipment that is damaged or unfit for sale;

(c)           Equipment is located at any site if the aggregate value of Inventory and Equipment included in the US Borrowing Base at any such location is less than $50,000;

(d)           Equipment that is placed on consignment or is leased or rented or is held for lease or rental by the US Borrower to another Person or is used to service other Equipment;

(e)           Equipment that (1) is not located on premises owned, leased or rented by the US Borrower and set forth in Schedule 3.21 or (2) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (3) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (4) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent or (5) is located outside of the United States or one of its territories unless such Equipment is located in Canada and the Agent’s Liens have been perfected under Canadian Requirements of Law;

(f)           Equipment that is in transit, except for Equipment in transit between domestic locations of US Credit Parties or between domestic locations of US Credit Parties and Canadian Credit Parties, in each case, as to which Agent’s Liens have been perfected at origin and destination; or

(g)           Equipment that is US Excluded Equipment.

“US Eligible Other Equipment” means all US Eligible Aged Sale Equipment Inventory, US Eligible Rental Equipment, US Eligible Service Equipment and US Eligible Used Sale Equipment.

“US Eligible Rental Equipment” means all Equipment that is owned by the US Borrower, which consists of Equipment rented or held for rental in the Ordinary Course of Business of the US Borrower, other than:

(a)           Equipment that is obsolete or not rentable;

(b)           Equipment that is damaged or unfit for rental;

(c)           Equipment that is held for sale or used to service other Equipment;

(d)           Equipment that (1) is not located on premises owned, leased or rented by the US Borrower and set forth in Schedule 3.21 or in transit to, or at the location of, a jobsite of a Person to whom such Equipment is rented in the ordinary course of business or (2) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (3) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (4) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (5) is located outside of the United States or one of its territories unless such Equipment is located in Canada and the Agent’s Liens have been perfected under Canadian Requirements of Law; or

(e)           Equipment that is US Excluded Equipment.

“US Eligible Service Equipment” means all Equipment that is owned by US Borrower and is used to service other Equipment in the Ordinary Course of Business of the US Borrower, other than:

(a)           Equipment that is damaged or unfit for use in servicing other Equipment;

(b)           Equipment that is held for sale, lease or rental or that is leased, rented or placed on consignment;

(c)           Equipment that (1) is not located on premises owned, leased or rented by the US Borrower and set forth in Schedule 3.21 or (2) is stored at a leased or rented location, unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, (3) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Agent with respect thereto and (y) Reserves satisfactory to Agent have been established with respect thereto, (4) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, (5) is at, or is in transit to, a customer in the Ordinary Course of Business in the United States or (6) is located outside of the United States or one of its territories unless such Equipment is located in Canada and the Agent’s Liens have been perfected under Canadian Requirements of Law; or

(d)           Equipment that is US Excluded Equipment.

“US Eligible Used Sale Equipment” means all Equipment that is owned by the US Borrower which consists of used Equipment held for sale in the Ordinary Course of Business of the US Borrower, other than any Equipment that is described in any of clauses (a) through (h) of the definition of US Eligible New Sale Equipment Inventory.

“US Excluded Equipment” means any of the following Equipment of the US Borrower:

(a)           Equipment subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or disposition of that Equipment (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other disposition (to the extent of such monies);

(b)           Equipment that is not marked with, and identifiable by, serial number and/or manufacturer’s part number;

(c)           Equipment that consists of display items, tooling or replacement parts;

(d)           Equipment that consists of any costs associated with “freight in” charges;

(e)           Equipment that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(f)           Equipment that is not covered by casualty insurance reasonably acceptable to Agent;

(g)           Equipment that is not owned by the US Borrower or is subject to Liens other than Permitted Liens described in subsections 5.1(b), (c), (d) and (f) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the US Borrower’s performance with respect to that Equipment);

(h)           Equipment that is not subject to a first priority Lien in favor of Agent on behalf of itself and the Secured Parties, except for Liens described in subsection 5.1(d) (subject to Reserves); or

(i)           Equipment that is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and the Secured Parties.

“U.S. Lender Party” means each of Agent, each US Revolving Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“US Liquidity Reserve” means, as of any date of determination, the sum (to the extent a positive number) of (a) the US Borrowing Base at such time (without giving effect to any reduction for the US Liquidity Reserve), minus (b) an amount equal to the sum of (x) (i) 85% of the book value of US Eligible Accounts at such time, (ii) 50% of the book value of US Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis and (iii) the Net Orderly Liquidation Value of US Eligible Equipment, divided by (y) 1.25; provided, that the US Liquidity Reserve shall be limited to (1) sixty percent (60%) of such amount for the period commencing on July 1, 2011 and ending on September 30, 2011, (2) seventy-five percent (75%) of such amount for the period commencing on October 1, 2011 and ending on December 31, 2011, and (3) thereafter, one hundred percent (100%) of such amount.

“US Obligations” means all Obligations owing by any US Credit Party to Agent or any Secured Party.

“US Revolving Lender” means GE Capital, the other US Revolving Lenders named on the signature pages of the Agreement, and, if any such US Revolving Lender shall decide to assign all or any portion of the US Obligations, such term shall include any assignee of such US Revolving Lender.

“US Revolving Note” means a promissory note of the US Borrower payable to a US Revolving Lender in substantially the form of Exhibit 11.1(e) hereto, evidencing Indebtedness of the US Borrower under the Revolving Loan Commitment of such US Revolving Lender.

“Vehicles” means (i) with respect to all vehicles located in the United States or owned by the US Borrower, all vehicles covered by a certificate of title law of any state and (ii) with respect to vehicles located in the province of Ontario or owned by the Canadian Borrower, “motor vehicles” as defined in the Regulations to the PPSA of Ontario.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

11.2         Other Interpretive Provisions.

(a)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC, in the case of the US Credit Parties, or the PPSA, in the case of the Canadian Credit Parties, shall have the meanings therein described.

(b)           The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)           Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)           Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)           Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)           Laws.  References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3         Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Holdings shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Borrowers, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

11.4         Payments.  Agent may set up standards and procedures to determine or redetermine the equivalent in US Dollars of any amount expressed in any currency other than US Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer.  Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

COAST CRANE COMPANY

By:	/s/ Martin A. Kroll
Name:	Martin A. Kroll
Title:	Secretary and Treasurer
FEIN: 27-3786385

Address for notices:
c/o Essex Rental Corp.
1110 Lake Cook Road
Buffalo Grove, IL 60089
Attn: Martin A. Kroll
Facsimile: (847) 215-6535

Address for wire transfers:
Wells Fargo Bank, N.A.
200 Public Square, Suite 3200
Cleveland, Ohio 44114
Acct Name: CC Bidding Operating
Acct #: 4122104052
ABA #: 121000248
SWIFT: WFBIUS6S

COAST CRANE LTD

By:	/s/ Martin A. Kroll
Name:	Martin A. Kroll
Title:	Secretary and Treasurer
FEIN: 89434 9653 RC 0001

Address for notices:
c/o Essex Rental Corp.
1110 Lake Cook Road
Buffalo Grove, IL 60089
Attn: Martin A. Kroll
Facsimile: (847) 215-6535

Address for wire transfers:
Wells Fargo Bank, N.A.
200 Public Square, Suite 3200
Cleveland, Ohio 44114
Acct Name: CC Bidding Corp.
Acct #: 4122104052
ABA #: 121000248
SWIFT: WFBIUS6S

CC ACQUISITION HOLDING CORP.

By:	/s/ Martin A. Kroll
Name:	Martin A. Kroll
Title:	Secretary and Treasurer
FEIN: 27-3970342

Address for notices:
c/o Essex Rental Corp.
1110 Lake Cook Road
Buffalo Grove, IL 60089
Attn: Martin A. Kroll
Facsimile: (847) 215-6535

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and as a US Revolving Lender and Canadian Revolving Lender

By:	/s/ Joseph Tunney
Name:	Joseph Tunney
Title: Duly Authorized Signatory

Address for Notices:

General Electric Capital Corporation
201 Merritt 7
Norwalk, CT 06851
Attn: Account Manager/Coast Crane
Facsimile: (513) 770-5460

With a copy to:

General Electric Capital Corporation
10 Riverview Drive
Danbury, CT 06810
Attn: Jill Zellmer
Facsimile: (203) 749-4562

And

General Electric Capital Corporation
201 Merritt 7
Norwalk, CT 06851
Attn: Theodore Francis
Facsimile: (513) 770-5460

Address for payments:
ABA No. 021-001-033
Account Number 50279513
Deutsche Bank Trust Company Americas
New York, New York
Account Name: GECC CFS CIF
COLLECTION
Reference: CFK1470/Coast Crane

PNC BANK, NATIONAL ASSOCIATION,
as a US Revolving Lender and Canadian Revolving Lender

By:	/s/ James C. Simpson
Name:	James C. Simpson
Title:	Vice President

Address for notices:

Attn:
Facsimile:

Lending office:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer, a US Revolving Lender and a Canadian Revolving Lender

By:	/s/ Troy F. Jefferson
Name:	Troy F. Jefferson
Title:	Vice President

Address for notices:

Attn:
Facsimile:

Lending office:

EXHIBIT 1.1(b)
TO
CREDIT AGREEMENT

FORM OF LETTER OF CREDIT REQUEST

[NAME OF L/C ISSUER], as L/C Issuer
under the Credit Agreement referred to below

Attention:

_________ __, 20__

Re:           Coast Crane Company (the “US Borrower”)

Reference is made to the Amended and Restated Credit Agreement, dated as of November [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 1.1(b)(ii) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of Borrower, in the amount of $________, to be issued on ________, ____ (the “Issue Date”) with an expiration date of _________, ____.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i)           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date;

(ii)           no Default or Event of Default has occurred and is continuing;

(iii)           the aggregate outstanding amount of the US Revolving Loans does not exceed the Maximum Revolving Loan Balance (except as provided in Section 1.1(a)(iii) of the Credit Agreement); and

(iv)           Availability is not less than zero and the Letter of Credit Obligations for all Letters of Credit does not exceed the L/C Sublimit.

IN WITNESS WHEREOF, the US Borrower has caused this Letter of Credit Request to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

Coast Crane Company

By:
Name:
Title:

[SIGNATURE PAGE TO LETTER OF CREDIT REQUEST DATED _______ ___, ____]

EXHIBIT 1.1(c)
to
Credit Agreement

FORM OF SWINGLINE REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION,
AS AGENT UNDER THE CREDIT AGREEMENT REFERRED TO BELOW
[Corporate Finance
201 Merritt 7
Norwalk, CT 06851
Attn:       Portfolio Manager – Coast Crane Credit Facility]
_________ __, ____

Re:           Coast Crane Company (the “US Borrower”)

Reference is made to the Amended and Restated Credit Agreement, dated as of November [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers (in such capacity, “Agent”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to Section 1.1(c)(ii) of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets for the following information:

A.           The date of the Proposed Advance is __________, ____ (the “Funding Date”).

B.           The aggregate principal amount of Proposed Advance is $_________.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:

(i)           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date;

(ii)          no Default or Event of Default has occurred; and

(iii)         the aggregate principal amount of the US Revolving Loans does not exceed the Maximum Revolving Loan Balance (except as provided in Section 1.1(a)(iii) of the Credit Agreement).

IN WITNESS WHEREOF, the US Borrower has caused this Swingline Request to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

COAST CRANE COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO SWINGLINE REQUEST DATED _______ ___, ____]

EXHIBIT 1.6
TO
CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION OR CONTINUATION OF REVOLVING LOANS

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below

_________ __, ____

Attention:

Re:	[Coast Crane Company (the “US Borrower”)][Coast Crane Ltd. (the “Canadian Borrower”)]

Reference is made to the Amended and Restated Credit Agreement, dated as of November [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coast Crane Company, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers (in such capacity, “Agent”).  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The [US] [Canadian] Borrower hereby gives you irrevocable notice, pursuant to Section 1.6(a) of the Credit Agreement of its request for the following with respect to [US][Canadian] Revolving Loans:

(i)           a continuation, on ________, ____, as LIBOR Rate Loans having an Interest Period of [1][2][3] months of LIBOR Rate Loans in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;

(ii)          a conversion, on ________, ____, to LIBOR Rate Loans having an Interest Period of [1][2][3] months of Base Rate Loans in an aggregate outstanding principal amount of $_________; and

(iii)         a conversion, on ________, ____, to Base Rate Loans of LIBOR Rate Loans in an aggregate outstanding principal amount of $_________.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In connection herewith, the undersigned hereby certifies that, except as set forth on Schedule A attached hereto, no Default or Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be Issued on or before any date for any proposed conversion or continuation set forth above.

[COAST CRANE COMPANY][COAST CRANE, LTD.]

By:
Name:
Title:

[NOTICE OF CONVERSION OR CONTINUATION]

EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE
COAST CRANE COMPANY AND COAST CRANE LTD.

Date: _______________, 201_

This Compliance Certificate (this “Certificate”) is given by Coast Crane Company, a Delaware corporation (the “US Borrower”), and Coast Crane Ltd., a British Columbia corporation (the “Canadian Borrower”), pursuant to subsection 4.2(b) of that certain Amended and Restated Credit Agreement, dated as of November [__], 2011 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, the Canadian Borrower, CC Acquisition Holding Corp., a Delaware corporation (“Holdings”), the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent  for such Lenders and L/C Issuers (in such capacity, “Agent”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

(a)           The officer executing this Certificate is a Responsible Officer of Holdings and as such is duly authorized to execute and deliver this Certificate on behalf of Holdings.  By executing this Certificate, such officer hereby certifies to Agent, the Lenders and the L/C Issuers, on behalf of Holdings, that: the financial statements delivered with this Certificate in accordance with subsection [4.1(a)] [4.1(b)] [4.1(c)] of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosures);

(b)           to the best of such officer’s knowledge, each Credit Party and each of their Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements in the Credit Agreement and the other Loan Documents to be observed or performed by them, and such officer does not have knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

(c)           [Exhibit A attached hereto is a correct calculation of the Fixed Charge Coverage Ratio covenant contained in Section 6.1 of the Credit Agreement][[only required to be provided with respect to Compliance Certificates delivered for the month in which a Triggering Event has occurred]];

(d)           since the Closing Date, and except as disclosed in prior Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i)           changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: ____________________________________;

(ii)           acquired the assets of, or merged or consolidated with or into, any Person, except as follows: _________________________________________________; or

1

(iii)           changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows: ____________________ _______________________________.

(e)           [set forth on Exhibit D is a listing of all government contracts of the US Borrower and the Canadian Borrower subject to the Federal Assignment of Claims Act of 1940, Financial Administration Act (Canada) or any similar state or municipal law entered into in the prior Fiscal Quarter.] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (a) and (b)]]

(f)           [set forth on Exhibit E is a listing of all applications for the registration of any Patent, Trademark, Copyright or Design filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the CIPO or any similar office or agency entered into or filed in the prior Fiscal Quarter.] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (a) and (b)]]

(g)           [set forth on Exhibit F is updated Schedule 3.16 (which Schedule shall include the information required by Section 3.16 of the Credit Agreement).] [There has been no change to the information contained in Schedule 3.16 since such Schedule delivered [on the Closing Date] [on [_______]].] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (b)]]

(h)           [set forth on Exhibit G is an updated Schedule 3.1(b) (which Schedule shall include the information required by Section 3.1(b) of the Credit Agreement).] [There has been no change to the information contained in Schedule 3.1(b) since such Schedule delivered [on the Closing Date] [on [_______]].] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsections 4.1 (c)]]

(i)           [set forth on Exhibit H is an updated Schedule 3.32 (which Schedule shall include the information required by Section 3.32 of the Credit Agreement).] [There has been no change to the information contained in Schedule 3.32 since such Schedule delivered [on the Closing Date] [on [_______]].] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsection 4.1(c)]]

(j)           [set forth on Exhibit I is a listing of all Equipment and/or Inventory owned by any US Credit Party that was moved to any location of, or transferred to, any Canadian Credit Party during the fiscal month then ended.] [[only required to be provided with respect to Compliance Certificates delivered pursuant to subsection 4.1(c)]]

[Remainder of page is intentionally left blank.]

2

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of Holdings’ Responsible Officers this _____ day of _______________, 201_.

By:
Its:

Note:  Unless otherwise specified, all financial covenants are calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP and all calculations are without duplication.

3

EXHIBIT A TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Covenant 6.1 Fixed Charge Coverage

Fixed Charge Coverage Ratio is defined as follows:

Consolidated EBITDA (per Exhibit B)	$_________

Maintenance Capital Expenditures (per Exhibit C)	$_________

Fixed Charges equals:

Consolidated Net Interest Expense (defined as gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for Holdings and its Subsidiaries on a consolidated basis).
$_________

Plus:
Scheduled principal payments of Indebtedness during such period	__________

Taxes on or measured by income paid or payable in cash during such period	_________

Fixed Charges total:	$________

Fixed Charge Coverage Ratio (Consolidated EBITDA minus Maintenance Capital Expenditures divided by Fixed Charges)	_________

Required Fixed Charge Coverage	1.20 to 1.00

In Compliance	Yes/No

EXHIBIT B TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Consolidated EBITDA

“Consolidated EBITDA” is defined as follows:

Net income (or loss) for the applicable period of measurement of Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of Holdings, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of Holdings and its Subsidiaries, and related tax effects in accordance with GAAP; and (e) any other extraordinary gains or losses of Holdings or its Subsidiaries, and related tax effects in accordance with GAAP
$___________

Plus:	All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period	___________

	Interest expense (less interest income) deducted in calculating net income (or loss) for such period	____________

	All taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period	____________

All non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of good will, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains)  and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory
____________

Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents, to the extent (i) deducted in the calculation of net income (or loss) for such period, and (ii) disclosed to Agent
____________

	Fees and expenses paid to Agent and Lenders in connection with the Loan Documents to the extent deducted in calculating net income (or loss) for such period	____________
	Consolidated EBITDA total:	$____________

EXHIBIT C TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Maintenance Capital Expenditures

Maintenance Capital Expenditures is defined as follows:

Capital Expenditures (defined as the aggregate of all expenditures and obligations for the applicable period of measurement of Holdings and its Subsidiaries on a consolidated basis, which should be capitalized under GAAP):
$__________

Less: Capital Expenditures used for the purchase of additional Equipment:	___________

Maintenance Capital Expenditures:	$____________

EXHIBIT D TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Government Contracts

EXHIBIT E TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Intellectual Property Applications

EXHIBIT F TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Updated Schedule 3.16
(Intellectual Property)

EXHIBIT G TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Updated Schedule 3.1(b)
(Permits)

EXHIBIT H TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Updated Schedule 3.32
(Equipment)

EXHIBIT I TO EXHIBIT 4.2(b)
COMPLIANCE CERTIFICATE

Moved Equipment and/or Inventory

EXHIBIT 11.1(a)
TO
CREDIT AGREEMENT

FORM OF ASSIGNMENT

This ASSIGNMENT (this “Assignment”), dated as of the Effective Date, is entered into between ___________ (the “Assignor”) and ___________ (the “Assignee”).

The parties hereto hereby agree as follows:

Borrowers:
Coast Crane Company, a Delaware corporation (the “US Borrower”) and Coast Crane, Ltd., a British Columbia corporation (the “Canadian Borrower” and together with the US Borrower, collectively the “Borrowers”)

Agent:
General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders and L/C Issuers (in such capacity and together with its successors and permitted assigns, the “Agent”)

Credit Agreement:
Amended and Restated Credit Agreement, dated as of November [__], 2011, among the Borrowers, CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	_________, ____]1

Effective Date:	_________, ____2

1.        Insert for informational purposes only if needed to determine other arrangements between the Assignor and the Assignee.

2.        To be filled out by Agent upon entry in the Register.

Revolving Loan Commitment Assigned3	Aggregate amount of Revolving Loan Commitments or principal amount of Loans for all US Revolving Lenders	Aggregate amount of Revolving Loan Commitments4 or principal amount of US Revolving Loans Assigned5	Percentage Assigned6

$_________	$_________	$_________	__.____%
$_________	$_________	$_________	__.____%
$_________	$_________	$_________	__.____%

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

3           Any assignment by a US Revolving Lender of its US Revolving Loans and Revolving Loan Commitments shall only be made as an integrated part of assignments of an equal pro rata share of the US Revolving Loans and Revolving Loan Commitments and the Canadian Revolving Loans and Canadian Revolving Loan Commitments of such Lender and/or any Affiliate and/or Approved Fund of such Lender.

4           In the case of Revolving Loan Commitments, including US Revolving Loans and interests, participations and obligations to participate in Letter of Credit Obligations and Swing Loans.

5           Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.  The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

6           Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility.  This percentage is set forth for informational purposes only and is not intended to be binding.  The assignments are based on the amounts assigned not on the percentages listed in this column.

Revolving Loan Commitment Assigned7	Aggregate amount of Revolving Loan Commitments or principal amount of Loans for all Canadian Revolving Lenders	Aggregate amount of Revolving Loan Commitments8 or principal amount of Canadian Revolving Loans Assigned9	Percentage Assigned10

$_________	$_________	$_________	__.____%
$_________	$_________	$_________	__.____%
$_________	$_________	$_________	__.____%

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

7           Any assignment by a Canadian Revolving Lender of its Canadian Revolving Loans and Revolving Loan Commitments shall only be made as an integrated part of assignments of an equal pro rata share of the US Revolving Loans and Revolving Loan Commitments and the Canadian Revolving Loans and Canadian Revolving Loan Commitments of such Lender and/or any Affiliate and/or Approved Fund of such Lender.

8           In the case of Revolving Loan Commitments, including Canadian Revolving Loans and interests, participations and obligations to participate in Letter of Credit Obligations and Swing Loans.

9           Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.  The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

10           Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the Facility.  This percentage is set forth for informational purposes only and is not intended to be binding.  The assignments are based on the amounts assigned not on the percentages listed in this column.

Section 1.             Assignment.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).

Section 2.             Representations, Warranties and Covenants of Assignor.  Assignor (a) represents and warrants to Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims and (iii) by executing signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an Authorized signer for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Revolving Loan Commitments, the percentage of the Loans and Revolving Loan Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with Section 1.2 of the Credit Agreement.

Section 3.             Representations, Warranties and Covenants of Assignee.  Assignee (a) represents and warrants to Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is [not] an Affiliate or an Approved Fund of [_______], a Lender, and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an Authorized signer for the Assignor and is authorized to execute, sign and deliver this Assignment, (b) appoints and authorizes the Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any L/C Issuer, any Lender or any other Indemnitee and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their Stock and agrees to use such information in accordance with Section 9.10 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.9 of the Credit Agreement and (h) to the extent required pursuant to Section 10.1(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8IMY or W-9 and, if applicable, a portfolio interest exemption certificate.

Section 4.             Determination of Effective Date; Register.  Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 9.9 of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register.  The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Agent and (ii) the recording of this Assignment in the Register.  The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 5.             Effect.  As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Revolving Loan Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 6.             Distribution of Payments.  On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 7.             Miscellaneous.  (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby.  This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)           On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, the Agent and their Related Persons and their successors and assigns.

(c)           This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)           This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office for Eurodollar Rate Loans:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices)
for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE TO ASSIGNMENT]

ACCEPTED and AGREED
this __ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent

By:
Name:
Title:

COAST CRANE COMPANY7

By:
Name:
Title:

COAST CRANE LTD. 7

By:
Name:
Title:

7           Include only if required pursuant to Section 9.9 of the Credit Agreement.

7           Include only if required pursuant to Section 9.9 of the Credit Agreement.

[SIGNATURE PAGE TO ASSIGNMENT]

EXHIBIT 11.1(b)
to
CREDIT AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

Coast Crane Company
Coast Crane Ltd.

Date:                               , _____

This certificate (this “Borrowing Base Certificate”) is given by Coast Crane Company, a Delaware corporation (the “US Borrower”) and Coast Crane Ltd., a British Columbia corporation (the “Canadian Borrower” and together with the US Borrower, each a “Borrower” and collectively, the “Borrowers”) pursuant to subsection 4.2(d) of that certain Amended and Restated Credit Agreement, dated as of November 14, 2011, among the US Borrower, the Canadian Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders and other Secured Parties (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned is duly authorized to execute and deliver this Borrowing Base Certificate on behalf of each Borrower.  By executing this Borrowing Base Certificate such officer of each Borrower hereby certifies to Agent and Lenders on behalf of the Borrowers and without personal liability that:

(a)	Attached hereto as Schedule 1 is a calculation of the US Borrowing Base as of the above date;

(b)	Based on such Schedule 1, the US Borrowing Base as of the above date is:

$[_____]

(c)	Attached hereto as Schedule 1 is a calculation of the Canadian Borrowing Base as of the above date;

(d)	Based on such Schedule 1, the Canadian Borrowing Base as of the above date is:

$[_____]

(e)	Based on Schedule 1, the US Borrowing Base plus the Canadian Borrowing Base as of the above date is:

$[_____]

1

IN WITNESS WHEREOF, the Borrowers have caused this Borrowing Base Certificate to be executed by its [_____] this [__ day of _____, 20__].

US BORROWER

COAST CRANE COMPANY

By:
Its:

CANADIAN BORROWER

COAST CRANE LTD.

By:
Its:

[$_________] NOTICE OF BORROWING
OF [COAST CRANE COMPANY][COAST CRANE LTD.].
ITS NAME TO COAST CRANE COMPANY FOLLOWING THE CLOSING DATE)
FOR THE BENEFIT OF [NAME OF LENDER]

2

EXHIBIT 11.1(c)
TO
CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION

as Agent under the Credit Agreement referred to below

_______________ __, ____

Attention:

Re:	[Coast Crane Company (the “US Borrower”)][Coast Crane Ltd. (the “Canadian Borrower”)]

Reference is made to the Amended and Restated Credit Agreement, dated as of November [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Coast Crane Company, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers (in such capacity, the “Agent”).  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The [US][Canadian] Borrower hereby gives you irrevocable notice, pursuant to Section 1.5 of the Credit Agreement of its request of a Borrowing of [US][Canadian] Revolving Loans (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A.           The date of the Proposed Borrowing is __________, ____ (the “Funding Date”).

B.           The aggregate principal amount of requested [US][Canadian] Revolving Loans is $_________, of which $________ consists of Base Rate Loans and $________ consists of LIBOR Rate Loans having an initial Interest Period of [1][2][3] months.

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

(i)           the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date;

(ii)           no Default or Event of Default has occurred and is continuing;

(iii)         the aggregate outstanding amount of US Revolving Loans does not exceed the Maximum Revolving Loan Balance (except as provided in Section 1.1(a)(iii) of the Credit Agreement); and

1

[(iv)           with respect to any Borrowing of Canadian Revolving Loans, after giving effect to any Canadian Revolving Loan, (x) the aggregate outstanding amount of the Canadian Revolving Loans would exceed the lesser of (1) the Canadian Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) or (2) the Canadian Revolving Loan Commitment then in effect less those Reserves imposed by Agent in its Permitted Discretion, or (y) the aggregate principal amount of all outstanding US Revolving Loans would exceed the Aggregate Revolving Loan Commitment then in effect less the sum of (i) those Reserves imposed by Agent in its Permitted Discretion, plus (ii) the aggregate amount of Letter of Credit Obligations, plus (iii) the outstanding Swing Loans, plus (iv) outstanding Canadian Revolving Loans.][[only required with respect to a Notice of Borrowing by Canadian Borrower]]

 [$_________] NOTICE OF BORROWING
OF [COAST CRANE COMPANY][COAST CRANE LTD.].
ITS NAME TO COAST CRANE COMPANY FOLLOWING THE CLOSING DATE)
FOR THE BENEFIT OF [NAME OF LENDER]

2

IN WITNESS WHEREOF, the [US][Canadian] Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

[COAST CRANE COMPANY][COAST CRANE LTD.]

By:
Name:
Title:

[$_________] NOTICE OF BORROWING
OF [COAST CRANE COMPANY][COAST CRANE LTD.].
FOR THE BENEFIT OF [NAME OF LENDER]

EXHIBIT 11.1(d)
TO
CREDIT AGREEMENT

FORM OF CANADIAN REVOLVING LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $_______	___________, 20__

FOR VALUE RECEIVED, the undersigned, Coast Crane Ltd., a British Columbia corporation (the “Canadian Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Canadian Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Canadian Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Canadian Borrower promises to pay interest on the unpaid principal amount of the Canadian Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Canadian Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent (as defined below), at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of November [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Canadian Borrower, Coast Crane Company, CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers (in such capacity, “Agent”).  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Canadian Revolving Loans by the Lender to the Canadian Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Canadian Borrower resulting from such Canadian Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Canadian Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

COAST CRANE LTD.

By:
Name:
Title:

[$_________] CANADIAN REVOLVING LOAN NOTE
OF COAST CRANE LTD.
FOR THE BENEFIT OF [NAME OF LENDER]

EXHIBIT 11.1(e)
TO
CREDIT AGREEMENT

FORM OF US REVOLVING LOAN NOTE

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $_______	___________, 20__

FOR VALUE RECEIVED, the undersigned, Coast Crane Company, a Delaware corporation (the “US Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all US Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the US Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The US Borrower promises to pay interest on the unpaid principal amount of the US Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the US Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent (as defined below), at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of November [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and the L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers (in such capacity, “Agent”).  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of US Revolving Loans by the Lender to the US Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the US Borrower resulting from such US Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the US Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

COAST CRANE COMPANY

By:
Name:
Title:

[$_________] US REVOLVING LOAN NOTE
OF COAST CRANE COMPANY.
FOR THE BENEFIT OF [NAME OF LENDER

EXHIBIT 11.1(f)
TO
CREDIT AGREEMENT

FORM OF SWINGLINE NOTE

Swingline Lender: General Electric Capital Corporation	New York, New York
Principal Amount: $_______	___________, 20__

FOR VALUE RECEIVED, the undersigned, Coast Crane Company, a Delaware corporation (the “US Borrower”), hereby promises to pay to the order of the Swingline Lender set forth above (the “Swingline Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement referred to below) of the Swingline Lender to the US Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The US Borrower promises to pay interest on the unpaid principal amount of the Swingline Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the US Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Agent (as defined below), at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of November [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, Coast Crane Ltd., CC Acquisition Holding Corp., the other Credit Parties party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers (in such capacity, “Agent”) and as Swingline Lender.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Swing Line Loans by the Swingline Lender to the US Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the US Borrower resulting from such Swingline Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.18(b) (Submission to Jurisdiction), 9.19 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[$_________] SWINGLINE NOTE
OF COAST CRANE COMPANY
FOR THE BENEFIT OF SWINGLINE LENDER

2

IN WITNESS WHEREOF, the US Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

COAST CRANE COMPANY

By:
Name:
Title:

Schedule 1.1

Revolving Loan Commitments

US Revolving Lender	Revolving Loan Commitment
General Electric Capital Corporation	$30,000,000
PNC Bank, National Association	$22,500,000
Wells Fargo Bank, National Association	$22,500,000
Total	$75,000,000

Canadian Revolving Loan Commitment

Canadian Revolving Lender	Canadian Revolving Loan Commitment
General Electric Capital Corporation	$4,000,000
PNC Bank, National Association	$3,000,000
Wells Fargo Bank, National Association	$3,000,000
Total	$10,000,000

Schedule 4.17

Post-Closing Matters

1.
Cash Management.  (a) Within two (2) days of the Closing Date, the Canadian Borrower shall deliver to the Agent a Control Agreement providing for “springing” cash dominion with respect to its accounts with HSBC Bank Canada and (b) within forty (40) days of the Closing Date, the Canadian Borrower shall establish a lockbox with HSBC Bank Canada for receipt of collections and cause the Control Agreement with HSBC Bank Canada to be amended to include such lockbox pursuant to an amendment in form and substance reasonable acceptable to the Agent, and direct all Account Debtors to remit all payments directly into such lockbox.

2.
Landlord Waivers.  Within thirty (30) days of the Closing Date, the Canadian Borrower shall deliver to the Agent a landlord’s agreement from the lessor of the leased Real Estate located at 9538 – 195 Street, Surrey, B.C, in form and substance reasonable acceptable to the Agent.

3.
Constating Documents. Within fifteen (15) days of the Closing Date, the Canadian Borrower shall amend its articles to delete section 26.1 therein and deliver to the Agent a certified copy of such amended articles.

4.	Share Register. Within fifteen (15) days of the Closing Date, the Canadian Borrower shall deliver to the Agent a certified copy of its updated share register.